                                                                  EXHIBIT 4.7(a)

================================================================================


                           FACILITY LEASE AGREEMENT

                                     (L1)

                         Dated as of December 19, 2000


                                    between

                              DICKERSON OL1 LLC,
                                as Owner Lessor



                                      and



                       SOUTHERN ENERGY MID-ATLANTIC, LLC
                              as Facility Lessee


                     DICKERSON BASE-LOAD UNITS 1, 2 AND 3
           546 Megawatt (net), Coal-Fired Electric Generating Units
                                  Located in
                          Montgomery County, Maryland


================================================================================
CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE OWNER LESSOR IN AND TO THIS LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS LEASE INDENTURE TRUSTEE UNDER AN INDENTURE OF TRUST, MORTGAGE AND SECURITY AGREEMENT, DATED AS OF DECEMBER 19, 2000 BETWEEN SAID LEASE INDENTURE TRUSTEE, AS SECURED PARTY, FOR THE BENEFIT OF THE HOLDERS THEREUNDER, AND THE OWNER LESSOR, AS DEBTOR. SEE SECTION 22 HEREOF FOR
                                                 ----------
INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

                               TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.   DEFINITIONS.....................................................................................     2

SECTION 2.   LEASE OF THE UNDIVIDED INTEREST.................................................................     2

SECTION 3.   FACILITY LEASE TERM AND RENT....................................................................     2
     Section 3.1.    Basic Lease Term........................................................................     2
     Section 3.2.    Rent....................................................................................     3
     Section 3.3.    Supplemental Lease Rent.................................................................     4
     Section 3.4.    Adjustment of Periodic Lease Rent and Termination Value.................................     4
     Section 3.5.    Manner of Payments......................................................................     7

SECTION 4.   DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT..............................................     8
     Section 4.1.    Disclaimer of Warranties................................................................     8
     Section 4.2.    Quiet Enjoyment.........................................................................     9

SECTION 5.   RETURN OF UNDIVIDED INTEREST....................................................................     9
     Section 5.1.    Return..................................................................................    10
     Section 5.2.    Condition Upon Return...................................................................    10
     Section 5.3.    Payments in Connection with Rejectable Offers...........................................    14
     Section 5.4.    Expenses................................................................................    15

SECTION 6.  LIENS............................................................................................    15

SECTION 7.   MAINTENANCE; REPLACEMENTS OF COMPONENTS.........................................................    15
     Section 7.1.    Maintenance.............................................................................    15
     Section 7.2.    Replacement of Components...............................................................    16
     Section 7.3.    Environmental Matters...................................................................    17

SECTION 8.   IMPROVEMENTS....................................................................................    19
     Section 8.1.    Required Improvements...................................................................    19
     Section 8.2.    Optional Improvements...................................................................    20
     Section 8.3.    Title to Improvements...................................................................    20
     Section 8.4.    Financing of Improvements...............................................................    21

SECTION 9.   NET LEASE.......................................................................................    21

SECTION 10.  EVENTS OF LOSS..................................................................................    22
     Section 10.1.   Occurrence of Events of Loss............................................................    22
     Section 10.2.   Payment Upon Termination; Special Lessee Transfer.......................................    23
     Section 10.3.   Application of Proceeds.................................................................    26
     Section 10.4.   Rebuilding or Replacement...............................................................    26
     Section 10.5.   Application of Payments Not Relating to an Event of Loss................................    29
     Section 10.6.   Partial Casualties......................................................................    30

SECTION 11.  INSURANCE.......................................................................................    30
     Section 11.1.   Property Insurance......................................................................    30
     Section 11.2.   Liability Insurance.....................................................................    30
     Section 11.3.   Provisions With Respect to Insurance....................................................    31
     Section 11.4.   Reports.................................................................................    32

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     Section 11.5.   Additional Insurance....................................................................    32
     Section 11.6.   Amendment of Insurance Requirements.....................................................    32
     Section 11.7.   Application of Insurance Proceeds.......................................................    35

SECTION 12.  INSPECTION......................................................................................    36

SECTION 13.  TERMINATION OPTION FOR BURDENSOME EVENTS........................................................    37
     Section 13.1.   Election to Terminate...................................................................    37
     Section 13.2.   Solicitation of Qualifying Bids; Payments Upon Termination..............................    38
     Section 13.3.   Procedure for Exercise of Termination Option. ..........................................    39
     Section 13.4.   Assumption of the Lessor Notes; Special Lessee Transfers................................    40

SECTION 14.  TERMINATION FOR OBSOLESCENCE; PARTIAL RELEASE OF INTEREST.......................................    41
     Section 14.1.   Termination.............................................................................    41
     Section 14.2.   Solicitation of Offers..................................................................    42
     Section 14.3.   Right of Owner Lessor to Retain the Undivided Interest..................................    42
     Section 14.4.   Procedure for Exercise of Termination Option............................................    43
     Section 14.5.   Partial Release of Interest.............................................................    44

SECTION 15.  LEASE RENEWAL...................................................................................    45
     Section 15.1.   Wintergreen Renewal Lease Terms.........................................................    45
     Section 15.2.   Fair Market Value Renewal Lease Terms...................................................    46
     Section 15.3.   Renewal Rent and Termination Value for Renewal Lease Term...............................    47
     Section 15.4.   Determination of Fair Market Rental Value...............................................    48
     Section 15.5.   Termination Value During Renewal Lease Terms............................................    48

SECTION 16.  SIGNIFICANT LEASE DEFAULTS......................................................................    48

SECTION 17.  EVENTS OF DEFAULT...............................................................................    49

SECTION 18.  REMEDIES........................................................................................    52
     Section 18.1.   Remedies for Lease Event of Default.....................................................    53
     Section 18.2.   Cumulative Remedies.....................................................................    56
     Section 18.3.   No Delay or Omission to be Construed as Waiver..........................................    56

SECTION 19.  SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS..............................................    56

SECTION 20.  RIGHT TO SUBLEASE...............................................................................    56
     Section 20.1.   Sublease................................................................................    57

SECTION 21.  OWNER LESSOR'S RIGHT TO PERFORM.................................................................    58

SECTION 22.  SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE LEASE INDENTURE TRUSTEE...........................    58

SECTION 23.  MISCELLANEOUS...................................................................................    59
     Section 23.1.   Amendments and Waivers..................................................................    59
     Section 23.2.   Notices.................................................................................    59
     Section 23.3.   Survival................................................................................    61
     Section 23.4.   Successors and Assigns..................................................................    61
     Section 23.5.   True Lease..............................................................................    63
     Section 23.6.   Governing Law...........................................................................    63
     Section 23.7.   Severability............................................................................    64

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     Section 23.8.   Counterparts............................................................................    64
     Section 23.9.   Headings and Table of Contents..........................................................    64
     Section 23.10.  Further Assurances......................................................................    64
     Section 23.11.  Effectiveness...........................................................................    64
     Section 23.12.  Limitation of Liability.................................................................    64
     Section 23.13.  Measuring Life..........................................................................    65

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

                               TABLE OF CONTENTS
                                  (continued)

EXHIBITS AND SCHEDULES
----------------------

    Exhibit A         Description of Facility Site
    Exhibit B         Description of Facility

    Schedule 1-1      Periodic Lease Rent
    Schedule 1-2      Allocation of Periodic Lease Rent
    Schedule 1-3      467 Rent Allocation
    Schedule 2        Termination Values
    Schedule 5.2(d)   Return Items
    Schedule 5.2(i)   Projected Emission Compliance Amount

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

                           FACILITY LEASE AGREEMENT


     This FACILITY LEASE AGREEMENT, dated as of December 19, 2000 (as amended, supplemented or otherwise modified from time to time and in accordance with the provisions hereof, this "Facility Lease"), between Dickerson OL1 LLC, a Delaware
                         --------------
limited liability company (together with its successors and permitted assigns, the "Owner Lessor") created for the benefit of SEMA OP3 LLC, a Delaware limited
     ------------
liability company (together with its successors and permitted assigns, the "Owner Participant"), and Southern Energy Mid-Atlantic, LLC, a Delaware limited
------------------
liability company (together with its successors assigns, the "Facility Lessee"
                                                              ---------------
or "SEMA").
    ----

                                  WITNESSETH:

     WHEREAS, the Facility Lessee owns the Facility Site which is more particularly described in Exhibit A hereto, such Exhibit A being attached to this Facility Lease as a part hereof;

     WHEREAS, pursuant to the Facility Site Lease, SEMA has leased the Ground Interest to the Owner Lessor for the Site Lease Term;

     WHEREAS, pursuant to the Facility Site Sublease, the Owner Lessor has leased the Ground Interest to SEMA for the term equal to the term of this Facility Lease, including any renewals hereof;

     WHEREAS, the Facility is located on the Facility Site and is more particularly described in Exhibit B hereto, such Exhibit B being attached to this Facility Lease as a part hereof;

     WHEREAS, pursuant to the Facility Deed and the Bill of Sale, the Owner Lessor has acquired from Potomac Electric Power Company an undivided ownership interest in the Facility equal to the Undivided Interest Percentage as tenant-in-common with the other owners of an undivided interest in the Facility, with the right to nonexclusive possession of the Facility (such undivided ownership interest and entitlement share together, the "Undivided Interest");
                                              ------------------

     WHEREAS, the Facility does not include the Facility Site or any part thereof, and the Facility Site is being leased to the Owner Lessor pursuant to the Facility Site Lease and is being subleased to the Facility Lessee pursuant to the Facility Site Sublease; and


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     WHEREAS, pursuant to this Facility Lease, the Owner Lessor will lease the Undivided Interest to the Facility Lessee for the Basic Lease Term and the Renewal Lease Terms, if any, provided herein.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

     Capitalized terms used in this Facility Lease, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to that certain Participation Agreement (L1), dated as of December 18, 2000 (the "Participation Agreement"), among the Facility Lessee,
                           -----------------------
the Owner Lessor, the Owner Manager, the Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee unless the context hereof shall otherwise require. The general provisions of Appendix A to the Participation Agreement shall apply to the terms used in this Facility Lease and not specifically defined herein.

SECTION 2.  LEASE OF THE UNDIVIDED INTEREST

     Upon the terms and conditions set forth herein, the Owner Lessor hereby leases the Undivided Interest to the Facility Lessee, and the Facility Lessee hereby leases the Undivided Interest from the Owner Lessor, for the Basic Lease Term and, subject to the Facility Lessee's exercise of any of its options to renew this Facility Lease as provided in Section 15, one or more Renewal Lease
                                         ----------
Terms. The Facility Lessee and the Owner Lessor understand and agree that this Facility Lease is subject to those encumbrances set forth in the Title Policies. The Undivided Interest shall be subject to the terms of this Facility Lease from the date on which this Facility Lease is executed and delivered.

SECTION 3.  FACILITY LEASE TERM AND RENT

     Section 3.1. Basic Lease Term. The basic lease term of this Facility Lease (the "Basic Lease Term") shall commence on the Closing Date (the "Basic
            ----------------                                            -----
Lease Commencement Date") and shall continue for a period of 28.5 years, to and
-----------------------
including June 19, 2029, subject to earlier termination pursuant to Section 10,
                                                                    -----------
13, 14 or 18 hereof. The Facility Lessee shall have the right to renew this
------------
Facility Lease in accordance with Section 15 hereof. The Basic Lease Term and
                                  ----------
the Renewal Lease Terms are referred to as the "Facility Lease Term".
                                                -------------------


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     Section 3.2. Rent. (a) The Facility Lessee hereby agrees to pay to the Owner Lessor lease rent payable with respect to the Basic Lease Term ("Periodic
                                                                       --------
Lease Rent").  The Periodic Lease Rent shall be paid by the Facility Lessee to
----------
the Owner Lessor in installments in the amounts and on the dates (each a Rent Payment Date) shown on Schedule 1-1 hereto. All Periodic Lease Rent to be paid pursuant to this Section 3.2 shall be payable in the manner set forth in Section
                 -----------                                             -------
3.5 and shall be adjusted from time to time in accordance with Section 3.4
---                                                            -----------
hereof. Renewal Rent, with respect to any exercised Renewal Lease Term, shall be paid in accordance with the provisions of Section 15.3 hereof. The term
                                             ------------
"Periodic Lease Rent" is intended to constitute "fixed rent" (as such term is defined in Treasury Regulation (S)1.467-1(h)(3)

          (b) Unless and until such time as adjustments are made pursuant to
Section 3.4, the Periodic Lease Rent allocated to each period for the use by the
-----------
Facility Lessee of the Undivided Interest shall be the amount set forth on
Schedule 1-2 hereto (the "Allocated Rent").  Notwithstanding that Periodic Lease
                          --------------
Rent is payable in accordance with Section 3.2(a), the Allocated Rent allocated
                                   --------------
pursuant to this Section 3.2(b) shall represent and be the amount of Periodic
                 --------------
Lease Rent for which the Facility Lessee becomes liable on account of the use of the Undivided Interest for each calendar year in whole or in part of the Basic Lease Term.

          (c) It is the intention of the parties hereto that the allocation of Periodic Lease Rent to each Rent Payment Period as provided in Section 3.2(b)
                                                               --------------
constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation (S)1.467-1(c)(2)(ii)(A) with the effect that pursuant to Treasury Regulation (S)(S)1.467-1(d) and 1.467-2 the Owner Lessor and the Facility Lessee, on any federal income tax returns filed by them (or on any return on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each Rent Payment Period on Schedule 1-3 hereto under the caption "Proportional Rent" (the "Proportional Rent").
                                                       -----------------
Because there shall be from time to time a difference between (i) the cumulative amount of Periodic Lease Rent paid by the Facility Lessee (as set forth in
Section 3.2(a)) and (ii) the cumulative amount of Periodic Lease Rent allocated
--------------
pursuant to Section 3.2(b), there  shall be considered to exist a loan for
            --------------
purposes of Section 467 of the Code, the amount of which is as set forth on
Schedule 1-3 hereto under the caption "Section 467 Loan" (the "Section 467
                                                               -----------
Loan").  If the applicable amount of the Section 467 Loan set forth on Schedule
----
1-3 hereto is positive, such amount (the "Lessor Section 467 Loan Balance")
                                          -------------------------------
represents a loan from the Facility Lessee to the Owner Lessor; if the applicable amount of the Section 467 Loan set forth on Schedule 1-3 hereto is negative, such amount (the "Lessee Section 467 Loan Balance") represents a loan
                            -------------------------------
from the Owner Lessor to the Facility Lessee.  If there shall be a Lessor
Section 467 Loan Balance, the Owner Lessor shall deduct interest expense and the Facility Lessee shall accrue interest income, in each case, in an amount equal to the amount set forth under the caption "Lessor Section 467 Interest" for the applicable Rent Payment Period on Schedule 1-3 hereto (the "Lessor Section 467
                                                            ------------------
Interest").  If there shall be a Lessee Section 467 Loan  Balance, the Owner
--------
Lessor shall accrue interest income and the Facility Lessee shall deduct interest expense, in each case, in an amount equal to the amount set forth for the applicable Rent Payment Period on


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Schedule 1-3 hereto (the "Lessee Section 467 Interest"). In no event shall any
                          ----------------------------
principal or interest on any Section 467 Loan be separately payable as such, it being agreed and understood that these items represent characterizations for income tax purposes only. All Section 467 Loan principal and interest is already included as part of Periodic Lease Rent and Termination Value and is payable as a portion of the amounts set forth under the heading "Periodic Lease Rent" on
Schedule 1-1 hereto or under the heading "Termination Value" on Schedule 2 hereto, as applicable.

     Section 3.3. Supplemental Lease Rent. The Facility Lessee also agrees to pay, on an After-Tax Basis, to the Owner Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Supplemental Lease Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of the Facility Lessee to pay any Supplemental Lease Rent, the Owner Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Periodic Lease Rent. The Facility Lessee agrees to pay, on an After-Tax Basis, as Supplemental Lease Rent, when due any and all Make-Whole Premiums due under the Lease Indenture or the Lessor Notes. The Facility Lessee will also pay as Supplemental Lease Rent, unless prohibited by any Requirement of Law, an amount equal to interest at the applicable Overdue Rate (computed on the basis of a 360-day year of twelve 30-day months) on any part of any payment of Periodic Lease Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Lease Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. All Supplemental Lease Rent to be paid pursuant to this
Section 3.3 shall be payable in the manner set forth in Section 3.5.
------------                                            -----------

     Section 3.4.   Adjustment of Periodic Lease Rent and Termination Value.
(a) The Facility Lessee and the Owner Lessor agree that Periodic Lease Rent, Allocated Rent, Proportional Rent, Lessor Section 467 Loan Balance, Lessee
Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest and Termination Value, may be adjusted, either upwards or downwards, at the request of the Facility Lessee in the following situations: to reflect
(A) the interest rate on any New Lessor Notes issued pursuant to Section 2.13 of
                                                                 ------------
the Lease Indenture in connection with a refinancing or refunding of the Lessor Notes pursuant to Section 12.2 of the Participation Agreement, (B) the principal
                  ------------
amount, amortization and interest rate on any Additional Lessor Notes issued pursuant to Section 2.13 of the Lease Indenture in connection with the financing
            ------------
of Improvements to the Facility pursuant to Section 8 hereof and Section 12.1 of
                                            ---------            ------------
the Participation Agreement and (C) the effect of any manifest error in the mathematical computation of the Periodic Lease Rent, Allocated Rent, Lessor
Section 467 Loan Balance, Lessee Section 467 Loan Balance, Proportional Rent, Lessor Section 467 Interest, Lessee Section 467 Interest and Termination Value.


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

          (b) In the event that (i) either (A) the Exchange Offer has not been consummated or the Shelf Registration Statement has not become effective within 365 days of the initial issuance date of the Certificates or (B) the Shelf Registration Statement has been declared effective by the Commission but thereafter ceases to be effective or the Shelf Registration Statement or the related prospectus ceases to be usable as specified in the Registration Rights Agreement (collectively, the "Registration Delay") or (ii) following the
                              ------------------
effectiveness of any registration statement pursuant to the Registration Rights Agreement, the Facility Lessee ceases to maintain its status as a reporting company under the Exchange Act (a "Reporting Cessation") (it being understood
                                   -------------------
that no Reporting Cessation shall be deemed to have occurred if the Commission will not accept the information and reports of the Facility Lessee to be filed pursuant to the Exchange Act), the Owner Lessor and the Facility Lessee will institute an alternative rent schedule (the "Alternative Rent Schedule") to
                                             -------------------------
replace Schedules 1-1, 1-2 and 1-3 attached hereto and an alternative termination value schedule (the "Alternative Termination Value Schedule") to
                                 --------------------------------------
replace Schedule 2 attached hereto. The Alternative Rent Schedule will require amounts of Periodic Lease Rent during the Basic Lease Term ("Alternative Rent")
                                                             ----------------
to be paid that equal the sum of (x) the Periodic Lease Rent that would have been paid absent a Registration Delay or Reporting Cessation, as the case may be, and (y) an amount equal to the increased interest paid pursuant to the Lessor Notes because of the Registration Delay or Reporting Cessation, as the case may be (the "Additional Amount"). The Alternative Termination Value
                  -----------------
Schedule will reflect the increase on any Termination Date of such Additional Amount. The Alternative Rent Schedule will allocate the Additional Amount over the Basic Lease Term in accordance with the rules of Section 467 of the Code then in effect and in a manner that preserves the Owner Participant's Net Economic Return. At the commencement of any Registration Delay or Reporting Cessation, as applicable, the Alternative Rent Schedule and the Alternative Termination Value Schedule will be based on the assumption that the Additional Amount will apply for the term of the Lessor Notes. In the event the Additional Amount terminates prior to the term of the Lessor Notes, such schedules will be revised to reflect the amounts of the Additional Amount actually paid. It is the intent of the Owner Lessor and the Facility Lessee that the options set forth in this Section 3.5(b) constitute alternative rent schedules as
              --------------
contemplated under Treasury Regulation (S)1.467-1(h)(3)(v).

          (c) Any adjustments pursuant to this Section 3.4 shall be calculated,
                                               -----------
(A) first, so as to maintain the Owner Participant's Net Economic Return through the end of the Basic Lease Term (provided, that with respect to GAAP earnings, the Owner Participant shall not be obligated by any such adjustment to record a book loss or reduce book earnings by more than five percent (5%) in the year of adjustment or in any of the succeeding ten (10) years) plus, any increase attributable to the sharing of the net economic benefit of a refinancing of the Lessor Notes pursuant to Section 2.13 of the Lease Indenture, and, (B) second at
                         ------------
the option of the Facility Lessee (x) to minimize the average annual Periodic Lease Rent over the Basic Lease Term for GAAP accounting purposes of the Facility Lessee and/or (y) to minimize, to the extent possible, the net present value of the Periodic Lease Rent. Adjustments shall be computed by the


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Owner Participant, using the same method of computation, Tax Assumptions and Pricing Assumptions originally used (other than those that have changed as a result of the event giving rise to the adjustment) in the calculation of Periodic Lease Rent Allocated Rent, Proportional Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor 467 Interest, Lessee 467 Interest and Termination Values set forth in Schedules 1-1, 1-2, 1-3 and
                                             -----------------------
Schedule 2 hereto, respectively, but shall be subject to the verification
----------
procedure described in Section 3.4(c) and shall be in compliance with Section
                       --------------
467 of the Code except to the extent the original transaction did not comply therewith. Adjustments to Periodic Lease Rent, Allocated Rent or Proportional Rent contemplated by this Section 3.4 shall result in corresponding adjustments
                          -----------
to Termination Values.

          (d) Anything herein or in any other Operative Document to the contrary notwithstanding, Periodic Lease Rent (excluding any Equity Portion of Periodic Lease Rent included in such installment) payable on any Rent Payment Date, whether or not adjusted in accordance with this Section 3.4, shall, in the
                                                -----------
aggregate, be in an amount at least sufficient to pay in full principal and interest payable on the Lessor Notes on such Rent Payment Date. Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values (excluding the Equity Portion of Termination Value) payable on any date under this Facility Lease, whether or not adjusted in accordance with this
Section 3.4, shall in the aggregate, together with all other Rent due and owing
-----------
on such date, exclusive of any portion thereof that is an Excepted Payment, be in an amount at least sufficient to pay in full the principal of, premium, if any, and accrued interest on the Lessor Notes payable on such date.

          (e) Any adjustment pursuant to this Section 3.4 or Section 14 of the
                                              -----------    ----------
Participation Agreement computed by the Owner Participant pursuant to Section
                                                                      -------
3.4(a) shall be subject to the verification procedure described in this Section
------                                                                  -------
3.4(e).  Once computed, the results of such computation shall promptly be
------
delivered by the Owner Participant to the Facility Lessee. Within 30 days after the receipt of the results of any such adjustment, the Facility Lessee may request that a nationally recognized firm of accountants or lease advisors selected by the Owner Participant and reasonably acceptable to the Facility Lessee (the "Verifier") verify, on a confidential basis, after consultation with
             --------
the Owner Participant and the Facility Lessee, the accuracy of such adjustment in accordance with this Section 3.4. The Owner Participant hereby agrees,
                        -----------
subject to the execution by the Verifier of an appropriate confidentiality agreement, to provide the Verifier with all necessary information and materials (other than the Equity Investor's, the Owner Participant's, the OP Guarantor's or any of their respective Affiliates' income tax returns or accounting records) as shall be necessary in connection with such verification. Each of the Owner Participant, the Equity Investor, the OP Guarantor and the Facility Lessee shall have the right to communicate with the Verifier and to submit supporting information and data to the Verifier. If the Verifier confirms that such adjustment is in accordance with this Section 3.4, and the adjustment to
                                      -----------
Periodic Lease Rent and Termination Value calculated by the Verifier are the same as those calculated by the Owner Participant, it


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant and such certification shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. If the Verifier concludes that such adjustment is not in accordance with this Section 3.4, and
                                                              -----------
the adjustments to Periodic Lease Rent and Termination Value calculated by the Verifier are different from those calculated by the Owner Participant, it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant, and the Verifier's calculation shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. If the Facility Lessee does not request a verification of any adjustment within the 30 day period specified above in this Section 3.4(e), the computation provided by the
                               --------------
Owner Participant shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant. The final determination of any adjustment hereunder shall be set forth in an amendment to this Facility Lease, executed and delivered by the Owner Lessor and the Facility Lessee and consented to by the Owner Participant; provided, however, that any omission to execute and deliver such amendment shall not affect the validity and effectiveness of any such adjustment. The reasonable costs of the Verifier in verifying an adjustment pursuant to this Section 3.4 shall be paid by the Facility Lessee; provided,
                 -----------
however, that in the event that such Verifier determines that the present value of the remaining Periodic Lease Rent to be made under this Facility Lease as calculated by the Owner Participant is greater than the present value of the remaining Periodic Lease Rent as certified by the Verifier, in each case, discounted annually at the Discount Rate, by more than ten basis points, then such reasonable costs of the Verifier shall be paid by the Owner Participant. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the calculations hereunder and the scope of the Verifier's responsibilities shall not include matters of interpretation of this Facility Lease or any other Operative Document.

     Section 3.5. Manner of Payments. All Rent (whether Periodic Lease Rent, Renewal Rent or Supplemental Lease Rent) and all Termination Value payments shall be paid by the Facility Lessee in Dollars in immediately available funds to the recipient not later than 11:00 a.m. (New York City time) on the date due. If any Rent is due on a day which is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due. All Rent payments payable to the Owner Lessor (other than Excepted Payments) shall be paid by the Facility Lessee to the Owner Lessor at its account at Wilmington Trust Company (Account No. 53569-
0)(the "Owner Lessor's Rent Account"), or to such other place as the Owner
        ---------------------------
Lessor shall notify the Facility Lessee in writing; provided, however, that so long as the Lessor Notes are outstanding and the Lien created under the Lease Indenture has not been discharged, the Owner Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien created under the Lease Indenture shall have been fully discharged in accordance with its terms), and the Facility Lessee agrees, that all payments of Rent (other than Excepted Payments) payable to the Owner Lessor shall be paid by "wire" transfer directly to the Lease Indenture Trustee's Account or to such other place as the Lease Indenture Trustee shall notify the Facility

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Lessee in writing pursuant to the Participation Agreement. On each Rent Payment Date, Periodic Lease Rent shall be paid by transferring funds in the amount equal to the Periodic Lease Rent payment (in the amount notified by the Facility Lessee to the Owner Lessor and, so long as the Lessor Notes are outstanding and the Lien created under the Lease Indenture has not been discharged, the Lease Indenture Trustee) into the Owner Lessor's Rent Account or, so long as the Lessor Notes are outstanding and the Lien created under the Lease Indenture has not been discharged, the Lease Indenture Trustee's Account. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Facility Lessee in writing.

SECTION 4.  DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

     Section 4.1. Disclaimer of Warranties. (a) Without waiving any claim the Facility Lessee may have against any manufacturer, vendor or contractor, THE FACILITY LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE OWNER LESSOR AND THE OWNER PARTICIPANT THAT (i) THE FACILITY AND EACH COMPONENT ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACILITY LESSEE, (ii) THE FACILITY LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NEITHER THE OWNER LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (iv) THE UNDIVIDED INTEREST IS LEASED HEREUNDER TO THE EXTENT PROVIDED HEREBY FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN SUBJECT TO ALL REQUIREMENTS OF LAW NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING (1) ZONING REGULATIONS, (2) ENVIRONMENTAL LAWS OR (3) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS FACILITY LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE OWNER LESSOR OR THE OWNER PARTICIPANT AND (v) THE OWNER LESSOR LEASES FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN AND THE FACILITY LESSEE TAKES THE UNDIVIDED INTEREST UNDER THIS FACILITY LEASE "AS-IS," "WHERE-IS" AND "WITH ALL FAULTS," AND THE FACILITY LESSEE ACKNOWLEDGES THAT NEITHER THE OWNER LESSOR, NOR THE OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Owner Lessor represents and warrants that on the Closing Date, the Undivided Interest will be free of Owner Lessor Liens. It is agreed that all such risks, as between the Owner Lessor and the Owner Participant on the one hand and the Facility Lessee on the other hand are to be borne by the Facility Lessee with respect to acts, occurrences or omissions during the Facility Lease Term. Neither the Owner Lessor nor the Owner Participant shall have any responsibility or liability to the Facility Lessee or any other Person with respect to any of the following:
(x) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (y) the use, operation or performance of the Facility, any Component or any risks relating thereto; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component. The provisions of this paragraph (a) of this Section 4.1 have
                                                               -----------
been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Owner Lessor, express or implied, with respect to the Facility, any Component or the Undivided Interest that may arise pursuant to any Requirement of Law now or hereafter in effect, or otherwise.

          (b) During the Facility Lease Term, so long as no Lease Event of Default shall have occurred and be continuing, the Owner Lessor hereby appoints irrevocably and constitutes the Facility Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the Owner Lessor and the Facility Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Lessee, whatever claims and rights the Owner Lessor may have in respect of the Facility, any Component or the Undivided Interest against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Facility, any Component or the Undivided Interest.

     Section 4.2. Quiet Enjoyment. So long as no Lease Event of Default has occurred and is continuing, the Facility Lessee's quiet enjoyment of the use, operation, or possession of the Facility or the Undivided Interest will not be disturbed by the Owner Lessor, any Affiliate thereof or any other Person (other than the Lease Indenture Trustee, any Noteholder or any Affiliate of either thereof or any other Person having a rightful, valid and legal claim by, through or under the Lease Indenture Trustee, any Noteholder or any Affiliate thereof) having a rightful, valid and legal claim by, through or under the Owner Lessor or any of its Affiliates.

SECTION 5.  RETURN OF UNDIVIDED INTEREST


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     Section 5.1. Return. Upon expiration of the Facility Lease Term (or earlier than such date if required pursuant to the provisions of this Facility Lease) (the "Date of Return"), unless the Undivided Interest is being
             --------------
transferred to the Facility Lessee (or its designee) pursuant to Section 10 or
                                                                 -------------
13, the Facility Lessee shall return the Undivided Interest (together with all
--
Required Improvements, all Non-Severable Improvements, all other Improvements financed through this Facility Lease, if any, all logs and records relating to the Undivided Interest title to each of which shall vest in the Owner Lessor) to the Owner Lessor or any designee or transferee of the Owner Lessor by surrendering the Undivided Interest into the possession of the Owner Lessor or such designee or transferee at the location of the Facility on the Facility Site.

     Section 5.2. Condition Upon Return. On the Date of Return, (other than in connection with a return pursuant to Section 13 or 14), the Facility Lessee
                                        ----------------
agrees that the following conditions (the "Return Conditions") shall be
                                           -----------------
satisfied or waived, whereupon this Facility Lease and the Facility Site Sublease shall terminate:

          (a) the Facility will be in at least as good condition as it would have been in if it had been maintained during the Facility Lease Term in compliance with the provisions of this Facility Lease;

          (b) the Facility Lessee shall, to the extent permitted by Requirements of Law and the provisions of such licenses or permits, assign an undivided interest equal to the Owner Lessor's Percentage to the Owner Lessor or its transferee or designee in, and shall cooperate with all reasonable requests of the Owner Participant, the Owner Lessor or any transferee or designee of either such Person for purposes of obtaining, or enabling the Owner Participant, the Owner Lessor or such transferee or designee to obtain, any and all licenses and permits of any Governmental Authorities or other Persons that are or will be required to be obtained by the Owner Participant, the Owner Lessor or such transferee or designee in connection with the use, operation or maintenance of the Undivided Interest that are not already in the name of the Owner Lessor or a transferee or designee, as the case may be;

          (c) the Facility Lessee shall provide the Owner Lessor or its transferee or designee with copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, maintenance, operation, construction, design, modification and repair of the Facility, in each case as shall be in the Facility Lessee's possession and reasonably appropriate or necessary for the continued operation of the Facility;

          (d) the Facility Lessee, at the request of the Owner Lessor, shall sell to the Owner Lessor or its designee or transferee at the then fair market value thereof, determined by agreement between the Facility Lessee and the Owner Lessor or, absent such agreement, by an


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
appraisal (the fees and expenses to be for the account of the Owner Lessor) conducted according to the Appraisal Procedure, an undivided interest equal to the Owner Lessor's Percentage in (i) the Facility Lessee's right, title and interest in and to any or all Severable Improvements made to the Facility that are owned by the Facility Lessee, subject to any existing encumbrances, (ii) any and all supplies, spare parts, consumables, safety equipment, and other parts or materials as shall be in the Facility Lessee's possession and shall be reasonably appropriate or necessary for the continued operation of the Facility and (iii) those items listed on Schedule 5.2(d) that are, on the Date of Return, owned by, and in the possession of, the Facility Lessee;

          (e) the Undivided Interest shall be free and clear of all Liens other than Liens in existence on the Closing Date and Permitted Liens set forth in clauses (ii), (iii), (ix), (xi), (xiii) and (xiv) of the definition thereof; provided, however, in the case of Permitted Liens set forth in clauses (iii) and
(ix) of the definition thereof, adequate cash reserves shall have been escrowed in a manner reasonably satisfactory to the Owner Lessor; provided, further, that nothing in this Section 5.2(e) shall limit the obligations of the Facility
                --------------
Lessee under Section 10.1 of the Participation Agreement;
             ------------

          (f) any Component in existence on the Date of Return shall satisfy the standards of Section 7.2;
             -----------

          (g) the Facility Lessee, or an Affiliate thereof, shall enter into an agreement or other arrangements reasonably acceptable to the Owner Lessor, which arrangements, however, shall not be a condition precedent to the return of the Undivided Interest (the "Support Arrangements") to provide the Owner Lessor with
                         --------------------
the Support Services; provided, that the Facility Lessee, or its Affiliate, as the case may be, shall be bound to provide Support Services only to the extent the Facility Lessee or any domestic, unregulated Affiliate thereof is capable of providing such services and is either in the business of providing such Support Services to others or performs such Support Services on its own behalf, and only to the extent that such services are necessary for the operation of the Facility and cannot commercially reasonably and timely be obtained by the Owner Lessor or its Affiliates from third parties. It is the intent of the parties hereto that the Support Arrangements, together with the Facility Site Lease, appropriate arrangements with respect to any Retained Assets and mutually agreed easements and rights of way, if required, will provide all rights, including reasonable access to the Facility and the Facility Site, that are necessary and appropriate for the Owner Lessor (or any transferee or designee thereof) to own and operate the Facility, and transmit power generated thereby, during and after the expiration of this Facility Lease. Support Arrangements shall provide for the provision of Support Services from and after the expiration of this Facility Lease, and will provide for fair market value compensation from time to time to be paid to the Facility Lessee, or an Affiliate thereof, for the performance of such Support Services, periodically in advance on no less than an annual basis, for such rights and the performance of other services and all such arrangements shall terminate upon expiration or early termination of the Facility Site Lease or at

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
the Owner Lessor's option. Within 180 days after the expiration or termination of this Facility Lease, the Owner Lessor shall notify the Facility Lessee of the material elements of the Support Services that the Owner Lessor desires the Facility Lessee, or its Affiliate, to continue to perform. Following such notice, the Facility Lessee and the Owner Lessor shall negotiate in good faith the terms of the fair market value, performance standards, compensation and other terms of such specified Support Services, including the circumstances under which the Facility Lessee and its Affiliates shall be released of any further obligation to provide such Support Services, and enter into contracts for the performance of the Support Services upon any such negotiated terms, provided, further, that if the notice referenced in the preceding sentence is given by the Owner Lessor at any time up to 60 days prior to the Date of Return, the Owner Lessor and the Facility Lessee shall use reasonable efforts to cause such contracts to be executed no later than the Date of Return; provided, further, that, in the event such contracts shall not have been executed prior to the Date of Return, from the period beginning on such Date of Return and ending on the date on which such contracts are executed, the Facility Lessee shall provide to the Owner Lessor, at the then prevailing rate being charged for the same or similar services in the wholesale power generation industry, such specified Support Services as are necessary to enable the Owner Lessor to operate, maintain and repair the Facility in accordance with Prudent Industry Practice and in compliance with applicable Requirements of Law;

          (h) the Facility Lessee shall provide to the Owner Lessor and the Owner Participant a Phase I Environmental Survey of the Facility and the Facility Site and, if as a result of such survey, facts are revealed that would reasonably necessitate a Phase II Environmental Survey, a Phase II Environmental Survey, as to the presence or absence of Environmental Conditions (including compliance or non-compliance with applicable Environmental Laws), not later than 12 months prior to the Date of Return or, in connection with a return other than pursuant to Section 5.1, not later than the date such Undivided Interest is
            -----------
returned, such surveys to be prepared by a reputable and nationally recognized environmental consulting firm (selected by the Facility Lessee and reasonably acceptable to the Owner Participant) and to be in form and scope reasonably satisfactory to the Owner Participant. If, as a result of either such environmental survey, any action (including, any cleaning, investigation, abatement, correction, removal or remediation) is required in order that the Facility and the Facility Site are in compliance with applicable Environmental Laws and the Return Conditions, the Facility Lessee shall, at its own expense, within 90 days of the Owner Lessor having received such environmental survey, provide the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture shall not have been discharged, the Lease Indenture Trustee with a plan, reasonably satisfactory to the Owner Participant and/or the Lease Indenture Trustee, designed to ensure that the Facility and the Facility Site will be brought into compliance with applicable Environmental Laws and all material Environmental Conditions recommended for correction in such survey will be corrected as promptly as is reasonably practical and without materially adversely affecting the continued operation of the Facility. The actions referred to in this Section 5.2(h) shall be completed prior to the
                            --------------
expiration of the Basic

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Lease Term or any then existing Renewal Lease Term or early termination thereof, as applicable, in compliance with Environmental Laws other than immaterial violations that do not involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than Liens permitted pursuant to Section 5.2(e)) on the Facility, the Undivided Interest or the
            --------------
Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) the risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor or (3) a material risk of any material adverse effect on the interest of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor; provided, however, if any such action cannot reasonably be completed prior to the expiration or early termination of such Lease Term and if continued operation of the Facility could not reasonably be expected to result in strict liability being imposed upon the Owner Lessor, the Owner Participant, the OP Guarantor or the Equity Investor, the Facility Lessee shall complete such action as promptly thereafter as is reasonably practical and shall provide financial assurance to the Owner Lessor and the Owner Participant, reasonably satisfactory to each such Person, during the period of such action following the end of such Lease Term. Neither the provision of the surveys contemplated by this Section 5.2(h), nor any other provision of this
                     --------------
Section 5.2(h), shall  alter the obligations of any party to the Operative
--------------
Documents, including those set forth in Sections 5.4(iv) and 10.1 of the
                                        ---------------- --------
Participation Agreement.  The obligations of the Facility Lessee set forth in this Section 5.2(h) shall survive the termination of this Facility
              --------------
Lease and the expiration of the applicable Lease Term;

          (i) the Facility, on a stand-alone, integrated basis, shall have at least the capability and the functional ability to generate electricity, on a continuous basis in normal commercial operating conditions, substantially at the ratings for which it was designed (A) after taking into account normal performance degradation as a function of (i) time and (ii) all Required Improvements to the Facility made in accordance with this Facility Lease and (B) without derogation of the provisions of Sections 5.2(h), 7.1 or 7.3, in
                                        ----------------------------
compliance with all Environmental Laws on a commercially reasonable basis other than immaterial non-compliance which does not involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law); provided, that, if the Facility is not then in compliance, the Facility Lessee shall be deemed to have complied with the


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
condition set forth in clause (B) above if (x) the Facility Lessee has paid to the Owner Lessor, on an After-Tax Basis, an amount equal to the excess of (I) the Actual Cost of Compliance over (II) 110% of the Projected Emission Compliance Amount, such difference discounted annually at the Debt Rate to the Date of Return or (y) the Facility Lessee shall have made a rejectable offer in writing, at least 90 days prior to the Date of Return, to purchase the Undivided Interest at a price equal to Termination Value determined as of the Date of Return (the "Rejectable Offer") and shall have paid, on or before the Date of
             ----------------
Return, the applicable amounts set forth in Section 5.3. Notwithstanding
                                            ------------
anything to the contrary in this Section 5.2(i), the Facility Lessee may
                                 --------------
exercise its rights under clause (x) or (y) above only if, concurrently therewith, the Facility Lessee exercises its rights under clause (x) or (y), as applicable, of Section 5.2(i) of each Other Facility Lease;
               --------------

          (j) either: (i) all principal, accrued and unpaid interest on, and any other amounts due and payable with respect to, the Unrelated Indebtedness, if any, shall have been repaid in full, or (ii) the Facility Lessee shall, so long as any amounts remain due and owing under such Unrelated Indebtedness, provide credit support, in respect of such amounts, to the Owner Lessor and the Owner Participant, reasonably satisfactory to each such Person; and

          (k) at the Owners Lessor's request, a nationally recognized independent engineer (selected by the Facility Lessee and reasonably acceptable to the Owner Participant) shall provide a certificate certifying that the Facility is in compliance with the Return Conditions.

          There shall be no other return conditions or requirements other than the Return Conditions set forth in this Section 5.2.
                                        -----------

     Section 5.3. Payments in Connection with Rejectable Offers. If the Facility Lessee shall have made a Rejectable Offer pursuant to Section 5.2(i)
                                                               --------------
and the Owner Lessor accepts such Rejectable Offer in writing within 30 days of receipt of such offer, (i) the Facility Lessee shall pay to the Owner Lessor on the Date of Return (x) the Termination Value determined as of such Date of Return, plus (y) all reasonable documented out-of-pocket costs and expenses of
        ----
the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustee, plus (z) any other payment
                                                      ----
under this Facility Lease (other than Periodic Lease Rent payable on or after the Date of Return) due and unpaid on the Date of Return and any amounts due and unpaid, or accrued and unpaid, on the Date of Return under any other Operative Document and (ii) the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared by and at the expense of the Facility Lessee) all of its right, title and interest in and to the Owner Lessor's Interest to the Facility Lessee or its designee on an "as is", "where is" basis, without warranty other than a warranty as to the absence of Owner Lessor Liens and a warranty of the Owner


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Participant as to the absence of Owner Participant Liens. If the Facility Lessee shall have made a Rejectable Offer pursuant to Section 5.2(i) and the
                                                      --------------
Owner Lessor rejects such Rejectable Offer in writing or fails to respond to the Facility Lessee within 30 days of receipt of such offer, the Facility Lessee shall pay to the Owner Lessor on the Date of Return the amounts set forth in clauses (y) and (z) above, but shall have no obligation to pay Termination Value. Concurrently with the payment of all amounts specified in this Section
                                                                       -------
5.3, (A) Allocated Rent, and Periodic Lease Rent or Renewal Rent, as the case
---
may be, for the Undivided Interest shall cease to accrue, (B) this Facility Lease, the Facility Site Lease and the Facility Site Sublease shall terminate and the Facility Lessee shall cease to have any liability to the Owner Lessor with respect to the Undivided Interest, except for obligations surviving pursuant to the express terms of any Operative Document, (C) the Owner Lessor shall pay all outstanding principal, if any, and accrued interest, if any, on the Lessor Notes and all other amounts due, if any, under the Lease Indenture including the reimbursement of any fees or expenses of the Lease Indenture Trustee and (D) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing all to be prepared, filed and recorded (as appropriate) at the sole cost and expense of the Facility Lessee.

     Section 5.4.   Expenses.  Except as provided in Section 5.2(d) and 5.2(g),
                                                     -------------------------
the Facility Lessee agrees to pay or reimburse or to cause to be paid or reimbursed, on an After-Tax Basis, on demand, all costs and expenses incurred in connection with any return contemplated by this Section 5.
                                                ---------

SECTION 6.  LIENS

     The Facility Lessee hereby covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lien or other encumbrance on or with respect to the Undivided Interest, the Facility, the Facility Site, any Component, or on any Operative Document or on the Owner Lessor's or the Owner Participant's interest in or under any Operative Document, except Permitted Liens. The Facility Lessee shall promptly notify the Owner Lessor of the imposition of any such Lien of which the Facility Lessee has Actual Knowledge and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien (except for Lessor Liens and Permitted Liens). The Facility Lessee shall defend the Owner Lessor from and against all claims to the Owner Lessor's title to the Undivided Interest or any portion thereof.

SECTION 7.  MAINTENANCE; REPLACEMENTS OF COMPONENTS

     Section 7.1. Maintenance. The Facility Lessee, at its own cost and expense, will (i) cause the Facility to be maintained in as good condition, repair and working order as when delivered, ordinary wear and tear excepted, and in any event, in all material respects (a) no less favorably as compared to other facilities of a similar type owned or operated by the Facility Lessee (or any of its domestic unregulated Affiliates), solely as a result of the status of the

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Facility as a leased facility as opposed to an owned facility, (b)
in accordance with Prudent Industry Practice, (c) in compliance with all Requirements of Law, including, without limitation all applicable Environmental Laws and safety laws, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law), and (d) in accordance with the terms of all insurance policies required to be maintained pursuant to Section 11 and (ii) cause to be made all repairs, renewals,
            ----------
replacements, betterments and improvements to the Facility, all as in the reasonable judgment of the Facility Lessee may be necessary so that the Facility may be operated (x) in accordance with the Operative Documents and (y) to the extent commercially reasonable, consistent with the estimated remaining economic useful life of the Facility as set forth in the Closing Appraisal (it being understood and agreed that the timing of such repairs, renewals, replacements, betterments and improvements required under clause (y) of this Section 7.1 shall
                                                               -----------
be in the sole discretion of the Facility Lessee).

     Section 7.2. Replacement of Components. In the ordinary course of maintenance, service, repair or testing of the Facility or any Component, the Facility Lessee, at no cost to the Owner Lessor, may remove or cause, or permit, to be removed from the Facility any Component; provided, however, that the Facility Lessee shall (a) cause any such Component to be replaced by a replacement Component which shall be free and clear of all Liens (other than Permitted Liens) and which shall be in as good an operating condition as the Component replaced, assuming such replaced Component was maintained in accordance with the terms of this Facility Lease, and (b) cause such replacement to be performed in a manner that does not diminish the current value, residual value, utility or remaining useful life of the Facility by more than a de minimis amount (as measured immediately prior to such replacement, assuming the Facility is, at such time, in the condition required by the terms of this Facility Lease) or cause the Facility to become "limited-use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2
C.B. 647 (each such replacement Component being herein referred to as a "Replacement Component"). An undivided interest equal to the Owner Lessor's
 ---------------------
Percentage in each Component at any time removed from the Facility shall remain subject to this Facility Lease, wherever located, until such time as such Component shall be replaced by a Replacement Component


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and at no cost to the Owner Lessor and with no adjustment to the Purchase Price, Periodic Lease Rent, Renewal Rent, Proportional Rent, Allocated Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest or Termination Values), (i) the replaced Component shall no longer be subject to this Facility Lease, (ii) title to the Owner Lessor's undivided interest equal to the Owner Lessor's Percentage in the removed Component shall thereupon vest in the Facility Lessee or such other Person as shall be designated by the Facility Lessee, free and clear of all rights of the Owner Lessor and the Lease Indenture Trustee, and (iii) title to an undivided interest equal to the Owner Lessor's Percentage in the Replacement Component shall thereupon vest with the Owner Lessor and such undivided interest shall (a) become subject to this Facility Lease and, so long as the Lessor Notes are outstanding, the Lien of the Lease Indenture, and (b) be deemed a part of the Facility and the Undivided Interest for all purposes of this Facility Lease. Notwithstanding anything in this Section 7.2 to the contrary, if the Facility
                                 -----------
Lessee has determined that any part, Component or portion of the Facility is surplus or obsolete, the Facility Lessee shall have the right to remove such part, Component or portion of the Facility without replacing it as long as such removal would not diminish the current value, residual value, utility or remaining useful life of the Facility or the Undivided Interest by more than a de minimis amount below the then current or residual value, the remaining useful life or the utility thereof (as measured immediately prior to such removal, assuming the Facility is, at such time, in the condition required by the terms of this Facility Lease) or cause the Facility to become "limited-use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

     Section 7.3. Environmental Matters. The Facility Lessee will, at its own expense:

               (i) comply with all Environmental Laws applicable to the Facility or the Facility Site, except for those the failure to comply with could not reasonably be expected to have a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect,
     (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates (including, without


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
     limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law);

               (ii) obtain and maintain all necessary Governmental Approvals required under any applicable Environmental Law in connection with the use, operation and maintenance of the Facility and the Facility Site and operate the Facility in compliance with such Governmental Approvals except instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law);

               (iii) conduct and complete, at no cost and expense to the Owner Participant or the Owner Lessor, any investigation, study, sampling, monitoring and testing and undertake any cleanup, removal, remediation, correction, mitigation, response or other action necessary or advisable to abate, correct, remove and clean up any Environmental Condition at the Facility or the Facility Site, to the extent required by and in material compliance with applicable Environmental Laws except for those the failure to comply with which could not reasonably be expected to have a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted
     Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
     respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law); and

               (iv) as soon as possible and in any event within thirty Business Days of the Facility Lessee obtaining Actual Knowledge thereof, provide the Owner Lessor with written notice of any pending or threatened material Environmental Claim involving the Facility or the Facility Site that could be expected to have a Material Adverse Effect on the or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect,
     (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law).

SECTION 8.  IMPROVEMENTS

     Section 8.1. Required Improvements. The Facility Lessee, without expense to the Owner Lessor or the Owner Participant, and without the consent of any other Lease Financing Party, shall make or cause to be made any Improvements as are required (x) by Requirements of Law or by any Governmental Authority having jurisdiction thereon, (y) by any insurance policy required to be maintained by the Facility Lessee under any Operative Document, (z) by the terms of the Operative Documents (each, a "Required Improvement"); provided, however, that
                              --------------------
the Facility Lessee may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Requirement of Law in any reasonable manner which does not involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted
Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or any Pass Through Trustee or any of their

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law); provided further, that no such contest may extend beyond the date that is 180 days prior to the expiration or earlier termination of this Facility Lease.

     Section 8.2. Optional Improvements. So long as no Lease Event of Default set forth in clauses (a) or (b) of Section 17 hereof shall have occurred and be
                                    ----------
continuing, the Facility Lessee at any time may, without expense to the Owner Lessor or the Owner Participant and without the consent of any other Lease Financing Party make, cause to be made, or permit to be made any Improvement as the Facility Lessee considers desirable in the proper conduct of its business (any such non-Required Improvement being referred to as an "Optional
                                                            --------
Improvement"); provided that the Facility Lessee shall prevent any Optional
-----------
Improvement from being made that would decrease the then current value, residual value, utility or remaining useful life of the Facility by more than a de minimis amount below the then current or residual value, the remaining useful life or the utility thereof (as measured immediately prior to the making of such Optional Improvement, assuming the Facility is, at such time, in the condition required by the terms of this Facility Lease), or cause the Facility to become "limited-use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

     Section 8.3. Title to Improvements. Title to an undivided interest equal to the Owner Lessor's Percentage in (i) all Required Improvements, (ii) all Non-Severable Improvements and (iii) all other Improvements which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section 12.1 of the Participation Agreement shall (at no cost to the
            ------------
Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor and with no adjustment to the Purchase Price, or, except as expressly provided herein, Periodic Lease Rent, Renewal Rent, Proportional Rent, Allocated Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest or Termination Values) automatically vest in the Owner Lessor upon being affixed to or incorporated into the Facility, and such undivided interest shall immediately (a) become subject to this Facility Lease and (b) be deemed part of the Undivided Interest for all purposes of this Facility Lease. The Facility Lessee shall, at its own cost and expense, take such steps as the Owner Lessor may reasonably require from time to time to confirm that title in such undivided interest has vested in the Owner Lessor and that such undivided interest is subject to this Facility Lease. No interest in any Optional Improvement which is a Severable Improvement (other than Severable Improvements which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section
                                                                     -------
12.1 of the Participation Agreement) shall vest in the Owner Lessor or become
----
subject to this Facility Lease; provided, however, that if the Facility Lessee shall, at its cost and expense, cause such Optional Improvements which are Severable Improvements to be made to the Facility, the Owner Lessor shall have the right, prior to the return of the Undivided Interest to the Owner Lessor hereunder, to purchase an undivided interest equal to the Owner Lessor's Percentage in any such Optional

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Improvements which are Severable Improvements. The purchase price for such undivided interest shall be the then Fair Market Sales Value of such undivided interest. If the Owner Lessor does not elect to purchase such Optional Improvements which are Severable Improvements, the Facility Lessee may, and at the request of the Owner Lessor shall, remove such Improvements at the end of the Facility Lease Term. The Facility Lessee shall repair any damage to the Facility and the Facility Site caused by such removal, all at the Facility Lessee's sole cost and expense; provided, that such removal shall not (i) diminish the value, remaining useful life or utility of the Facility by more than a de minimus amount (assuming the Improvement so removed had not been made) or (ii) cause the Facility to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647. If
the Facility Lessee shall have failed to remove any Optional Improvement which is a Severable Improvement as above provided prior to the return of the Undivided Interest pursuant to Section 5.1, title to an undivided interest equal
                               -----------
to the Owner Lessor's Percentage in such Optional Improvement shall (at no cost to the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor) vest in the Owner Lessor.

     Section 8.4.   Financing of Improvements.  Subject to Section 6.7 of the
                                                           -----------
Participation Agreement, the Facility Lessee shall at all times have the right to finance Improvements other than through this Facility Lease. The Facility Lessee may elect to finance Improvements to the Facility through this Facility Lease in accordance with Section 12.1 of the Participation Agreement.
                         ------------

SECTION 9.  NET LEASE

     This Facility Lease is a "net lease." The Facility Lessee's obligation to make all Rent payments payable hereunder (and all amounts, including Termination Value, following termination of this Facility Lease) shall be absolute and unconditional under any and all circumstances, and shall not be terminated, extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including by (i) any setoff, counterclaim, recoupment, defense or other right which the Facility Lessee may have against the Owner Lessor, the Owner Participant, the OP Guarantor, any Pass Through Trustee, the Lease Indenture Trustee or any other Person, including, without limitation, any claim as a result of any breach by any of said parties of any covenant or provision in this Facility Lease or any other Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Facility Site, any Component, any other portion of the Undivided Interest, or any part thereof, (iii) any loss or destruction of, or damage to, the Facility or any Component or interruption or cessation in the use or possession thereof or any part thereof by the Facility Lessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility, the Facility Site, any Component, or any other portion of the Undivided

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Interest by any Governmental Authority or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Lease or any other Operative Document, (vi) the lack of right, power or authority of the Owner Lessor to enter into this Facility Lease or any other Operative Document, (vii) any ineligibility of the Facility or any Component for any particular use, whether or not due to any failure of the Facility Lessee to comply with any Requirement of Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Lessee or any other Person, (xi) any Lien of any Person with respect to the Facility, the Facility Site, any Component, any other portion of the Undivided Interest or any part thereof, or (xii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Document, it being the intention of the parties hereto that Allocated Rent shall continue to accrue and all Periodic Lease Rent, Renewal Rent and Supplemental Rent (and all amounts, including Termination Value, in lieu of Periodic Lease Rent, following termination of this Facility Lease) payable by the Facility Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. Such Allocated Rent, Periodic Lease Rent, Renewal Rent and Supplemental Rent (and all amounts, including Termination Value, in lieu of Periodic Lease Rent, following termination of this Facility Lease) shall not be subject to any abatement and the accrued and payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Lessee or any other Person against the Owner Lessor or any other Person under this Facility Lease or otherwise. To the extent permitted by Requirements of Law, the Facility Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease with respect to the Undivided Interest except in accordance with Section 10, 13, or 14. If for any reason whatsoever this
                ---------------------
Facility Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Lessee nonetheless agrees, to the extent permitted by Requirements of Law, (x) that Allocated Rent shall continue to accrue and (y) to pay to the Owner Lessor an amount equal to each installment of Periodic Lease Rent, Renewal Rent and all Supplemental Lease Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been so terminated. Nothing contained herein shall be construed to waive any claim which the Facility Lessee might have under any of the Operative Documents or otherwise or to limit the right of the Facility Lessee to make any claim it might have against the Owner Lessor or any other Person or to pursue such claim in such manner as the Facility Lessee shall deem appropriate.

SECTION 10.  EVENTS OF LOSS

     Section 10.1.   Occurrence of Events of Loss.

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

          (a) Each of the Owner Participant and the Owner Lessor will promptly notify the Facility Lessee of any event of which it is aware that would result in a Regulatory Event of Loss; provided, however, that the failure to provide such notice shall not result in any liability with respect to the Owner Participant or the Owner Lessor and shall not in any way relieve the Facility Lessee of any of its obligations under this Facility Lease, including the obligations under this Section 10. The Facility Lessee shall promptly notify
                       ----------
each other Lease Financing Party of any Event of Loss.

          (b) If an Event of Loss described in clauses (i) or (ii) of the definition of Event of Loss shall occur, then, no later than six months following the date that the Facility Lessee has actual knowledge of such occurrence, the Facility Lessee shall notify the Owner Lessor and the other Lease Financing Parties of its election either to (1) rebuild or replace the Facility in accordance with the Operative Documents and the provisions of this Facility Lease including Section 10.4, or (2) terminate this Facility Lease and
                         ------------
purchase the Undivided Interest from the Owner Lessor by paying to the Owner Lessor an amount equal to the applicable Termination Value and paying to the parties entitled thereto all other amounts payable pursuant to Section 10.2.
                                                               ------------
The Facility Lessee may elect the option provided in clause (2) of the preceding sentence regardless of whether the Facility is to be rebuilt or replaced. If the Facility Lessee fails to make an election as provided above, the Facility Lessee will be deemed to have made the election to terminate this Facility Lease pursuant to clause (2) of this Section 10.1(b) as of the end of the six month
                               ---------------
period referred to in the first sentence of this Section 10.1(b).
                                                 ---------------

     Section 10.2.   Payment Upon Termination; Special Lessee Transfer.

          (a)  If either of the following shall occur:

               (x) the Facility Lessee shall elect (or be deemed to have elected) to terminate this Facility Lease pursuant to clause
                    (2) of Section 10.1(b) following an Event of Loss described
                           ---------------
                    in clause (i) or (ii) of the definition of Event of Loss, or

               (y) an Event of Loss described in clause (iii) or (iv) of the definition of Event of Loss shall occur,

               then, in the case of (x), on the next Termination Date at least 15 days after the Facility Lessee's notice of its election not to rebuild or replace the Facility or, if the Facility Lessee shall have received insurance proceeds in respect of the Event of Loss described in (x), within one month of receipt of such insurance proceeds, or in the case of (y), on the next Termination Date at least six months following the occurrence of the Event of Loss described in (y), the Facility Lessee shall pay to the Owner Lessor, or so long as the Lessor Notes are outstanding, the

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

          Lease Indenture Trustee, the sum of (A) the Termination Value determined as of the relevant Termination Date, plus (B) all other
                                                          ----
          payments under this Facility Lease (other than Periodic Lease Rent or Renewal Rent payable on or after the Termination Date) due and unpaid on the Termination Date and any amount due and unpaid, or accrued and unpaid on the Termination Date under any other Operative Document, plus (C) all reasonable documented out-of-pocket costs and expenses of
          ----
          the Owner Lessor, the Owner Participant, the OP Guarantor, the Equity Investor, and so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and Pass Through Trustees, incurred in connection with such Event of Loss (such sum being referred to as the "Event of Loss
                                                            -------------
          Payment").
          -------

Concurrently with the payment of all amounts required to be paid pursuant to this Section 10.2(a), (i) Periodic Lease Rent or Renewal Rent and Allocated
     ---------------
Rent, as applicable, for the Undivided Interest shall cease to accrue, (ii) this Facility Lease, Facility Site Lease and the Facility Site Sublease shall terminate and the Facility Lessee shall cease to have any liability to the Owner Lessor or the Owner Participant with respect to the Undivided Interest, except for obligations surviving pursuant to the express terms of any Operative Document, (iii) the Owner Lessor will prepay all amounts of principal and interest, and any other amounts owing under the Lessor Notes, to the Lease Indenture Trustee pursuant to Section 2.11 of the Lease Indenture, excluding any
                              ------------
Make Whole Premium, if any, due and payable, (iv) the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded by and at the expense of Facility Lessee) all of its rights, title and interest in and to the Owner Lessor's Undivided Interest to the Facility Lessee (or its designee), on an "as is," "where is" basis, without warranty other than a warranty as to the absence of Owner Lessor Liens and Owner Participant Liens, and (v) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or reasonably requested by the Facility Lessee to effect the foregoing (including, but not limited to, termination of this Facility Lease) all to be prepared, filed and recorded (if appropriate) by and at the cost and expense of the Facility Lessee.

          (b) Notwithstanding the foregoing provisions of Section 10.2(a), in
                                                          ---------------
the case of a Regulatory Event of Loss, the Facility Lessee may, at its option, in lieu of making the Event of Loss Payment, assume the Owner Lessor's obligations with respect to the Lessor Notes if (i) the Facility Lessee shall have executed and delivered an assumption agreement to assume the Lessor Notes as permitted by and in accordance with Section 2.12 of the Lease Indenture, (ii)
                                       ------------
no Significant Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to such assumption or shall be created thereby, (iii) all other conditions contained in such Section 2.12 of the Lease
                                                      ------------
Indenture shall have been satisfied (including the receipt by the Lease Indenture Trustee of an opinion of counsel, which opinion of counsel shall be reasonably acceptable to the Lease Indenture Trustee, confirming that such assumption shall not cause a

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
taxable transaction to occur as to any direct or indirect holder of a Lessor Note (including any Certificateholder)). The obligation of the Facility Lessee to make the Event of Loss Payment shall be reduced by the outstanding principal amount of the Lessor Notes so assumed by the Facility Lessee and the Owner Lessor shall have no further obligation to prepay the outstanding principal and accrued interest on the Lessor Notes; provided, however, for so long as the Lessor Notes are outstanding, if the Facility Lessee shall have chosen to assume the Lessor Notes pursuant to this Section 10.2(b), the Facility Lessee shall
                                  ---------------
acquire the Undivided Interest from the Owner Lessor subject to the Lien of the Lease Indenture. Upon payment in full of the amount required pursuant to this
Section 10.2 (other than in the case of a Special Lessee Transfer), this
------------
Facility Lease, the Facility Site Lease and the Facility Site Sublease shall terminate and all of the Owner Lessor's right, title and interest in and to the Facility shall be transferred to the Facility Lessee on an "as is, where is" basis, without warranty, but free of Owner Lessor Liens and Owner Participant Liens.

          (c) Notwithstanding the foregoing provisions of Sections 10.2(a) and
                                                          --------------------
(b) to the contrary, in the case of a Regulatory Event of Loss, the Facility
---
Lessee (or its designee) may, in lieu of purchasing the Undivided Interest in accordance with Section 10.2(a) or Section 10.2(b), purchase, or arrange a
                ---------------    ---------------
purchase of, the Lessor Membership Interest or all of the outstanding membership interests in the Owner Participant in accordance, in all respects, with Section
                                                                        -------
XV of the Participation Agreement, and keep this Facility Lease (and the Lessor
--
Notes) in place so long as (i) the Lease Indenture Trustee shall have received an opinion from counsel selected by the Facility Lessee and reasonably acceptable to the Lease Indenture Trustee to the effect that such purchase would not result in more than an immaterial risk of the merger of the interests of the Owner Lessor and the Facility Lessee in this Facility Lease (ii) unless the Facility Lessee has elected to provide to the Lease Indenture Trustee an indemnity against the risk that such purchase will cause a Tax Event to occur to any direct or indirect holder of a Lessor Note (including any Certificateholder), the Lease Indenture Trustee shall have received an opinion of counsel to the Facility Lessee (with customary qualifications and limitations and otherwise reasonably satisfactory to the Lease Indenture Trustee), addressed to the Lease Indenture Trustee and the holders of the Lessor Notes, to the effect that such purchase shall not cause a Tax Event to occur as to any direct or indirect holder of any Lessor Note (including any Certificateholder), and
(iii) the Facility Lessee pays the applicable amounts set forth under Section XV
                                                                      ----------
of the Participation Agreement. The Facility Lessee shall pay, on an After-Tax Basis, for all reasonable expenses incurred by the Owner Participant, the Equity Investor, the OP Guarantor and Owner Lessor in connection therewith. In the event the Facility Lessee exercises its option to purchase the Lessor Membership Interest or all of the outstanding membership interests in the Owner Participant, the Facility Lessee shall acquire such Lessor Membership Interest or such membership interests, as the case may be, on an "as is", "where is" basis, without any warranty other than a warranty as to the absence of Owner Participant Liens.

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     Section 10.3. Application of Proceeds. Any payments with respect to the Undivided Interest received at any time by the Owner Lessor or the Facility Lessee from any Governmental Authority or from insurance proceeds as a result of the occurrence of an Event of Loss shall be applied as follows:

          (a) all such payments received at any time by the Facility Lessee shall be promptly paid to the Owner Lessor or, so long as the Lessor Notes are outstanding, to the Lease Indenture Trustee, for application pursuant to the following provisions of this Section 10.3, except that, so long as no
                             ------------
Significant Lease Default or Lease Event of Default shall have occurred and be continuing or shall be created thereby (other than Significant Lease Defaults and Lease Events of Defaults arising as a result of such Event of Loss), the Facility Lessee may retain any amounts that the Owner Lessor would at the time be obligated to pay to the Facility Lessee as reimbursement pursuant to Section
                                                                        -------
10.3(b);
-------

          (b) so much of such payments as shall not exceed the Event of Loss Payment required to be paid by the Facility Lessee pursuant to Section 10.2(a)
                                                               ---------------
shall be applied in reduction of the Facility Lessee's obligation to pay such amount if not already paid by the Facility Lessee or, if already paid by the Facility Lessee, shall, so long as no Significant Lease Default or Lease Event of Default shall have occurred and be continuing or shall be created thereby (other than Significant Lease Defaults and Lease Events of Defaults arising as a result of such Event of Loss), be applied to reimburse the Facility Lessee for its payment of such amount; and

          (c) the balance, if any, of such payments remaining thereafter shall be apportioned between the Owner Lessor and the Facility Lessee in accordance with their respective interests in the Facility.

     Notwithstanding the foregoing, if the Facility Lessee shall have elected to rebuild or replace the Facility pursuant to Section 10.1(b), any insurance
                                            ---------------
proceeds received by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee as a result of the occurrence of an Event of Loss described in clause (i) or (ii) of the definition of Event of Loss shall be applied as provided in Section 11.7.
            ------------

     Section 10.4. Rebuilding or Replacement. The Facility Lessee's right to rebuild or replace the Facility pursuant to Section 10.1(b) shall be subject to
                                            ---------------
the fulfillment, at the Facility Lessee's sole cost and expense, in addition to the conditions contained in Section 10.1(b), of the following conditions:
                            ---------------

          (a) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing or be created by such rebuilding or replacement;

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

          (b) on the date the Facility Lessee shall give notice pursuant to
Section 10.1(b) of its election to rebuild or replace the Facility in accordance
---------------
with this Section 10.4, the Owner Participant shall have received (i) an opinion
          ------------
reasonably satisfactory to it from Owner Participant's Counsel to the effect that such rebuilding or replacement should not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, and
(ii) an indemnity against such risk in form and substance reasonably satisfactory to the Owner Participant from or guaranteed by an entity that meets the Minimum Credit Rating (or, if the Minimum Credit Rating requirement is not met, the Owner Participant shall have received credit support in respect of such indemnity reasonably satisfactory to the Owner Participant); provided that if the opinion referred to in clause (i) shall be that such rebuilding or replacement "will" not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant, then the Minimum Credit Rating requirement shall not be required with respect to the indemnity set forth in clause (ii);

          (c) on the date the Facility Lessee shall give notice pursuant to
Section 10.1(b) of its election to rebuild or replace the Facility in accordance
----------------
with this Section 10.4, the Facility Lessee shall deliver to the Owner
          ------------
Participant and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee and each Pass Through Trustee (i) reports of the Engineering Consultant and the Environmental Consultant, or such other independent engineer or environmental consultant reasonably satisfactory to the Owner Participant, to the effect that it is reasonable to expect that the rebuilding or replacement of the Facility is technologically feasible and economically viable and that it is reasonable to expect that such rebuilding or replacement can be completed by a date that is at least 36 months prior to the end of the Basic Lease Term or at least 12 months prior to the expiration of any Renewal Lease Term then in effect or already elected by the Facility Lessee, and (ii) an appraisal of an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Participant, to the effect that the rebuilt or replaced Facility will have at least the same current value, residual value, utility and useful life as the Facility immediately prior to the Event of Loss (assuming the Facility was then in the condition required by the terms of this Facility Lease) and such rebuilding or replacement will not result in the Facility being "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647;

          (d) on the date the Facility Lessee shall notify the Owner Lessor pursuant to Section 10.1(b) of its election to rebuild or replace the Facility
            ---------------
in accordance with this Section 10.4, the Facility Lessee shall demonstrate to
                        ------------
the reasonable satisfaction of the Owner Participant that it will have adequate financial resources, from insurance proceeds or otherwise, to complete such rebuilding or replacement and to pay Periodic Lease Rent or Renewal Rent, as the case may be, while the Facility is being rebuilt or replaced and shall deliver an Officer's Certificate to that effect to the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee;

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

          (e) the Facility Lessee shall cause (i) the rebuilding or replacement of the Facility to commence as soon as reasonably practicable after notifying the Owner Lessor, the Owner Participant and, as applicable, the Lease Indenture Trustee and the Pass Through Trustees, of its election to rebuild the Facility in accordance with this Section 10.4 and in all events within 18 months of the
                        ------------
occurrence of the event that caused such Event of Loss and (ii) work on such rebuilding or replacement to proceed diligently thereafter. As the rebuilding or replacement of the Facility progresses, title to an undivided interest equal to the Owner Lessor's Percentage in such rebuilt or replaced Facility shall vest in the Owner Lessor and such undivided interest shall become subject to this Facility Lease and, so long as the Lessor Notes are outstanding, the Lien of the Lease Indenture, and be deemed a part of the Undivided Interest for all purposes of this Facility Lease and the other Operative Documents, automatically and without any further act by any Person;

          (f) on the date of the completion of the rebuilding or replacement of the Facility (the "Rebuilding Closing Date"), the following documents shall be
                   -----------------------
duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each shall be delivered to the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee and the Pass Through Trustee: (i) supplements to this Facility Lease subjecting an undivided interest equal to the Owner Lessor's Percentage in the rebuilt or replaced Facility to this Facility Lease (with no change in the Purchase Price, Periodic Lease Rent, Renewal Rent Proportional Rent, Allocated Rent, Lessor Section 467 Loan Balance, Lessee
Section 467 Loan Balance, Lessor Section 467 Interest, Lessee Section 467 Interest or Termination Values as a result of such rebuilding or replacement),
(ii) so long as the Lessor Notes are outstanding, supplements to the Lease Indenture subjecting such undivided interest in the rebuilt or replaced Facility to the Lien of the Lease Indenture, (iii) such recordings and filings, as may be reasonably requested by the Owner Participant or the Lease Indenture Trustee to be made or filed, (iv) an opinion of counsel to the Facility Lessee, such counsel and such opinion to be reasonably satisfactory to the Owner Participant and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee, to the effect that (x) the supplements to this Facility Lease required by clause
(i) above constitute effective instruments for subjecting such undivided interest in the rebuilt or replaced Facility to this Facility Lease, (y) the supplements to the Lease Indenture required by clause (ii) above, if any, constitute effective instruments for subjecting such undivided interest in the rebuilt or replaced Facility to the Lien of the Lease Indenture and (z) all filings and other action necessary to perfect and protect the Owner Lessor's interest in an undivided interest equal to the Owner Lessor's Percentage in the rebuilt or replaced Facility have been accomplished, (v) an appraisal by an Independent Appraiser, selected by the Facility Lessee and reasonably acceptable to the Owner Participant, certifying that the Facility as so rebuilt or replaced has a current value, residual value, remaining useful life and utility at least equal to the current value, residual value, remaining useful life and utility of the Facility (as measured immediately prior to such Event of Loss giving rise to such rebuilding or replacement (assuming

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
the Facility was in the condition and repair required to be maintained by the terms of this Facility Lease and such rebuilding or replacement has not resulted in the Facility being "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1C.B. 752 or Rev. Proc. 76-30, 1976 C.B. 647), (vi) reports by the
Engineering Consultant and the Environmental Consultant or such other independent engineer or environmental consultant reasonably acceptable to the Owner Participant certifying that the Facility as so rebuilt or replaced is in a state of repair and condition required by this Facility Lease, (vii) an Officer's Certificate of the Facility Lessee certifying as to compliance with this Section 10.4 and that no Significant Lease Default or Lease Event of
     ------------
Default shall have occurred and be continuing as a result of the rebuilding or replacement, and (viii) satisfactory evidence as to the compliance with Section
                                                                        -------
11 with respect to the Facility, as so rebuilt or replaced; and
--

          (g) there shall be no material adverse accounting effect under GAAP on the Owner Participant as a result of such rebuilding or replacement and the other transactions contemplated by this Section 10.4.
                                        ------------

     Whether or not the transactions contemplated by this Section 10.4 are
                                                          ------------
consummated, the Facility Lessee agrees to pay, on an After-Tax Basis, any costs or expenses (including reasonable legal fees and expenses) incurred by the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the Lease Indenture Trustee and each Pass Through Trustee in connection with the transactions contemplated by this Section 10.4.
                                  ------------

     Section 10.5.   Application of Payments Not Relating to an Event of Loss.
(a) In the event that during the Facility Lease Term title to, or the use of, all or any portion of the Undivided Interest, the Facility or the Facility Site is requisitioned or taken by or pursuant to a request of any Governmental Authority under the power of eminent domain or otherwise for a period or in a manner which does not constitute an Event of Loss, the Facility Lessee's obligation to pay all installments of Periodic Lease Rent or Renewal Rent, as applicable, shall continue for the duration of such requisitioning or taking. The Facility Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Authority as compensation for such requisition or taking of possession; provided, that if at the time of such payment a Significant Lease Default or a Lease Event of Default shall have occurred and be continuing, such amounts shall be paid to and held by the Owner Lessor unless the Lessor Notes are outstanding, in which case such amounts shall be paid to and held by the Lease Indenture Trustee, as security for the obligations of the Facility Lessee under this Facility Lease until such time as no Significant Lease Default or Lease Event of Default is continuing.

          (b) Any insurance proceeds with respect to the Undivided Interest received at any time by the Owner Lessor, the Lease Indenture Trustee or the Facility Lessee under any of the insurance policies required to be maintained by the Facility Lessee under Section 11 as a result of any damage to the Facility
                          ----------
or any part thereof which does not constitute an Event of

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Loss shall be applied as follows: (i) in accordance with Section 11.7, and (ii)
                                                         ------------
the balance, if any, of such insurance proceeds remaining thereafter shall be paid to the Facility Lessee.

     Section 10.6. Partial Casualties. If the Facility or any part thereof shall suffer any destruction, damage, loss or theft not constituting an Event of Loss, the Facility Lessee shall rebuild or make such repairs as are necessary
(i) to restore the Facility to the current value, residual value, utility and remaining useful life it had immediately prior to such destruction, damage, loss or theft (assuming, for the purposes of determining the current value, residual value, utility and remaining useful life of the Facility, that no Severable Improvements that are not Required Improvements shall have been made to the Facility during the Facility Lease Term) and (ii) to ensure that the Facility is maintained in accordance with Sections 7 and 8 hereof and that the Facility does
                              ---------- -----
not become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

SECTION 11.  INSURANCE

     Section 11.1.   Property Insurance.  The Facility Lessee will, subject to
Section 11.6 below, maintain (or cause to be maintained) all-risk property
------------
insurance customarily carried by prudent operators of coal-fired electric generating facilities of comparable size and risk as the Facility, and against loss or damage from such causes as are customarily insured against, which includes coverage for boiler and machinery and business interruption (including contingent business interruption), and, in any case, subject to availability of such insurance on commercially reasonable terms, in an amount equal to the Owner Lessor's Percentage of the Maximum Foreseeable Loss of the Facility, subject to a deductible, in respect of the Facility Lessee's interest, not to exceed $2,500,000 per occurrence for property damage, except $5,000,000 per occurrence in respect of boiler and machinery coverage and a 60-day waiting period for business interruption or such other higher amounts customarily maintained by prudent operators of coal-fired electric generating facilities of comparable size and risk as the Facility.

     Section 11.2.   Liability Insurance.  The Facility Lessee will, subject to
Section 11.6 below, maintain (or cause to be maintained) commercial general
------------
liability insurance, including contractual liability coverage and sudden and accidental pollution liability coverage, and commercial automobile liability insurance, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Facility and the Facility Site with limits of not less than $100,000,000 per occurrence and in the aggregate scaled proportionately to the Facility Lessee's leasehold interest in the Facility with a deductible not to exceed $2,500,000 per occurrence in respect of the Facility Lessee's interest or such other higher amount customarily maintained by prudent operators of coal-fired electric generating facilities of comparable size and risk as the Facility. The Facility Lessee will periodically review the liability insurance maintained by it or on its behalf and will, if necessary, revise such coverage and limits (including deductibles) in order that

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of similar facilities of comparable size and risk to the Facility; provided that the Facility Lessee may not (except as permitted by Section 11.6 below) increase deductibles above or decrease coverage
             ------------
or limits below the requirements set forth herein without the written consent of the Owner Lessor, which consent shall not be unreasonably withheld. Such liability insurance may be purchased either in a single limit or in combination with a general and an excess policy.

     Section 11.3.   Provisions With Respect to Insurance.  (a)   With respect
to the insurance required to be maintained or caused to be maintained by the Facility Lessee under this Section 11, the Facility Lessee will, or will use
                           ----------
reasonable efforts in respect of insurance that it does not directly place, but for which it has benefit, subject to Section 11.6 below, (1) place the insurance
                                     ------------
maintained pursuant to this Section 11.3 with companies having an A.M. Best
                            ------------
rating of at least "A-" or, if not so rated, of comparable financial strength,
(2) name the Trust Company, the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustees as additional insureds, as their interests may appear, (3) cause the insurance companies to agree to waive all subrogation rights against, the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor and Lease Indenture Trustee and the Pass Through Trustees, (4) cause such insurance to be primary without right of contribution of any other insurance carried by or on behalf of the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustees with respect to their respective interests in the Facility and the Facility Site, (5) if any liability insurance required under the provisions of this Section 11 is allowed to be written on a "claims made" basis, then such insurance shall include (i) the retroactive date (as such term is specified in each such policy) shall be no later than the date hereof and (ii) each time any policy written on a "claims made" basis is not renewed or the retroactive date of such policy is changed the Facility Lessee shall obtain or cause to be obtained for each such policy or policies an extended reporting period coverage, or "tail" for three years after the expiration of such policy or policies, and (6) subject to Section 11.7(a), name the Lease Indenture Trustee and the Owner Lessor, as their interests may appear, as loss payee with respect to the property, boiler and machinery insurance.

          (b) The Facility Lessee will, subject to Section 11.6 below, use
                                                   ------------
reasonable efforts to provide that the respective interests of the Owner Lessor, Owner Participant, the Equity Investor, the OP Guarantor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and Pass Through Trustees shall not be invalidated by any act or neglect of the Facility Lessee, or any breach or violation by the Facility Lessee of any warranties, declarations or conditions contained in the property insurance policies or by the use of the Facility for purposes more hazardous than permitted by

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
such policies. Additionally, the Facility Lessee will, subject to Section 11.6
                                                                  ------------
below, use reasonable efforts to provide that the liability insurance policies required to be maintained hereunder shall be endorsed to provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the manner as if there were a separate policy covering each insured. The Facility Lessee shall, at its own expense, make or cause to be made all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

          (c) All of the insurance policies required by this Section 11 may
                                                             ----------
cover other operations, facilities and properties of the Facility Lessee or its Affiliates as long as the limits of insurance available to the Facility are not less than the requirements set forth herein.

          (d) Claims and losses, if any, under any insurance policies required to be carried under Section 11 shall be adjusted with the insurance companies,
                    ----------
including the filing of appropriate proceedings, by the Facility Lessee.

          (e) The Maximum Foreseeable Loss will be adjusted (i) within 60 days after the close of each Fiscal Quarter during which the Owner Lessor's Percentage of the cumulative cost of Improvements (other than Severable Improvements that are not Required Improvements) to the Undivided Interest exceeds an additional 10% of the Purchase Price since the most recent adjustment of the Maximum Foreseeable Loss pursuant to this Section 11.3(e) and (ii) on
                                                 ---------------
each fifth anniversary of the earlier to occur of (A) the Closing Date and (B) the most recent adjustment of the Maximum Foreseeable Loss pursuant to this
Section 11.3(e); provided, that the first such adjustment shall occur no later
---------------
than the fifth anniversary of the Closing Date. Such adjustment shall be based on an analysis, at the Facility Lessee's expense, of an independent insurance expert from a nationally recognized insurance brokerage firm selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. As soon as reasonably practicable after any such adjustment, the Facility Lessee shall, subject to the terms of this Section 11, cause the property insurance policies
                             ----------
to carry limits equal to or no less than the latest adjusted Maximum Foreseeable Loss.

     Section 11.4. Reports. On the Closing Date and each anniversary thereof, the Facility Lessee shall provide the Owner Lessor, Owner Participant, the Equity Investor, the OP Guarantor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustees with certificates from insurance brokers or carriers to the effect that the policies required by this
Section 11 are in effect and in the case of policies maintained pursuant to
----------
Section 11.1 and Section 11.2 above, indicating their status as additional
------------     ------------
insureds and Officer's Certificate of the Facility Lessee certifying that all premiums in respect of such policies are current and that such coverage is in compliance with all insurance requirements set forth in this Section 11. Such
                                                             ----------
insurance certificates shall provide for at least 30 days' prior written notice (10 days for non-payment of

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
premium) to the Owner Lessor, Owner Participant, the Equity Investor, the OP Guarantor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustees in the event of cancellation or non-renewal, by the insurance carriers, of such policies and the procedure for payment of insurance proceeds upon the occurrence of a Significant Lease Default or Lease Event of Default or upon the occurrence of an Event of Loss as specified in Section 11.7
                                                                   ------------
hereof. Promptly upon the occurrence of a material adverse change with respect to such policies, the Facility Lessee shall provide the Owner Lessor, the Owner Participant, the OP Guarantor, the Equity Investor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustees with notice of such occurrence.

     Section 11.5. Additional Insurance. At any time the Owner Lessor (either directly or in the name of the Owner Participant, the Equity Investor or the OP Guarantor) or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee may at its own expense and for its own account carry insurance with respect to its interest in the Facility, provided that such insurance does not in any way interfere with the Facility Lessee's ability to obtain insurance or recover claims from such insurance with respect to the Facility described in this Section 11. Any
                                                         ----------
insurance payments received from policies maintained by the Owner Lessor (either directly or in the name of the Owner Participant, the Equity Investor or the OP Guarantor) or Lease Indenture Trustee pursuant to the previous sentence shall be retained by the Owner Lessor (either for itself or on behalf of the Owner Participant, the Equity Investor or the OP Guarantor, as applicable) or Lease Indenture Trustee, as the case may be, without reducing or otherwise affecting the Facility Lessee's obligations hereunder.

     Section 11.6. Amendment of Insurance Requirements. (a) If any insurance required to be maintained by the Facility Lessee pursuant to this Section 11
                                                                  ----------
(including the limits or deductibles or any other terms under policies for such insurance) ceases to be available on a commercially reasonable basis, the Facility Lessee shall provide written notice to the Owner Lessor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustees accompanied by a letter from the Facility Lessee's insurance broker stating that such insurance is unavailable on a commercially reasonable basis. Such notice shall be given not less than sixty (60) days' prior to the scheduled date for renewal of any such policy. Upon receipt of such notice by the Owner Lessor, the Owner Lessor and the Facility Lessee shall immediately enter into good faith negotiations in order to obtain an alternative to such insurance.

          (b) In the event that a resolution acceptable to the Owner Lessor and the Facility Lessee cannot be reached, within ten (10) days, the parties shall make arrangements for the formation of an insurance panel consisting of the Facility Lessee's insurance advisor (or

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
broker), the Owner Lessor's insurance advisor (or broker), and an independent insurance expert from a nationally recognized insurance brokerage firm, chosen by the Facility Lessee and reasonably acceptable to the Owner Lessor. Such independent expert shall conduct a separate review of the relevant insurance requirements of this Section 11 and the market for such insurance at the time,
                     ----------
giving due consideration to the representations of both insurance advisors, and, upon conclusion of such review, shall issue a written report stating whether such insurance is available or unavailable on a commercially reasonable basis.

          (c) If the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation (which shall include the amount and type of insurance which is available upon a commercially reasonable basis) not less than fifteen
(15) days before the date for renewal of such insurance. The Facility Lessee shall, prior to the expiration of the insurance then in effect, obtain such insurance that is available on a commercially reasonable basis. If the senior unsecured long-term rating of the Facility Lessee shall be at least at least BBB- by S&P and Baa3 by Moody's at the time of renewal, the recommendation of the insurance expert shall be conclusive and binding upon the Facility Lessee and the Facility Lessee shall, for the immediately succeeding one (1) year policy period, only be required to carry the insurance that the expert has certified is available on a commercially reasonable basis.

          (d) If the senior unsecured debt of the Facility Lessee is below BBB-by S&P and Baa3 by Moody's at such time of renewal, or if the Facility Lessee has no such rated debt outstanding at such time, and in the Owner Participant's reasonable judgment keeping the insurance coverage at the level that is available on a commercially reasonable basis is reasonably likely to result in a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (2) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates, or (3) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law), then the Facility Lessee shall (i) comply with this Section 11 without regard to the provision provided herein or
                 ----------
(ii) obtain the insurance that is available on a commercially reasonable basis, and provide collateral or credit support for the difference of a type and in an amount satisfactory to the Owner Participant. For the purposes hereof, insurance will be considered "not available on a commercially reasonable basis" if it is obtainable only at excessive

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
costs or upon other unreasonable terms which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to projects or operations similar to the Facility because of such excessive costs or other unreasonable terms.

          (e) All reasonable fees, costs and expenses associated with the insurance panel (including the review by the insurance expert) shall be for the sole account of the Facility Lessee.

     Section 11.7.   Application of Insurance Proceeds.   (a) All insurance
proceeds up to $25,000,000 on account of any damage to, or destruction of, the Facility or any part thereof (in each case less the actual costs, fees and expenses incurred in the collection thereof), shall, subject to the provisions of Section 11.7(d), be paid to or retained by the Facility Lessee for
   ---------------
application in repair. If the insurance proceeds on account of such damage to, or destruction of, the Facility exceed $25,000,000, or in the case of an Event of Loss, then the Owner Lessor's Percentage of all insurance proceeds on account of such damage or destruction to the Facility shall be paid to the Owner Lessor or, if the Lessor Notes are outstanding and the Lien of the Lease Indenture shall not have been discharged, the Lease Indenture Trustee and shall be applied and dealt with as provided in Section 11.7(b) below.
                              ---------------

          (b) Other than proceeds of insurance paid to the Lease Indenture Trustee or the Owner Lessor in connection with an Event of Loss as to which the Facility Lessee has elected (or has been deemed to have elected) to pay Termination Value, all proceeds of insurance paid to the Lease Indenture Trustee or the Owner Lessor, as the case may be, and the Facility Lessee shall be paid over to the Facility Lessee upon (i) delivery of an Officer's Certificate of the Facility Lessee to the Owner Lessor and the Lease Indenture Trustee, if applicable, (a) describing in reasonable detail the nature and cost of such repair or restoration and the actual expenditures theretofore made in connection therewith and (b) certifying that the sum requested is a proper item request which has been paid to the Facility Lessee and has been paid, or is then due and payable, by the Facility Lessee and (ii) receipt by the Owner Lessor and the Lease Indenture Trustee, if applicable, of evidence satisfactory to each of them, in their reasonable judgment that such proceeds, together with funds of the Facility Lessee available for the purpose will be sufficient to complete such repair and restoration of the Facility or portion thereof. Promptly after receiving Actual Knowledge that a Significant Lease Default or Lease Event of Default shall have occurred and be continuing, the Facility Lessee shall notify the insurer under any property insurance policy providing coverage of the Undivided Interest of the existence of such Significant Lease Default or Lease Event of Default. After receipt of any such notification, each such insurer shall pay the proceeds of any property insurance policies in accordance with
Section 11.7(d).
---------------

          (c) Within 30 days after receiving Actual Knowledge that an Event of Loss has occurred, the Facility Lessee shall notify the insurer under any property insurance policy

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
providing coverage for such Event of Loss, the Lease Indenture Trustee so long as the Lien of the Lease Indenture shall not have been discharged, and the Owner Lessor of the occurrence of such Event of Loss. Each of the Facility Lessee, the Owner Lessor and the Lease Indenture Trustee, as applicable, shall provide any necessary endorsements and otherwise cooperate in the processing of any related claims or proceeds in accordance with the terms of this Section 11.
                                                        ----------

          (d) Notwithstanding the foregoing provisions of this Section 11 or
                                                               ----------
Section 10, so long as a Significant Lease Default or Lease Event of Default
----------
shall have occurred and be continuing, the proceeds of any insurance required to be maintained pursuant to this Section 11 that would otherwise be payable to or
                               ----------
for the account of, or that would otherwise be retained by, the Facility Lessee pursuant to this Section 11 or Section 10.3 will be held as security for the
                 ----------    ------------
obligations of the Facility Lessee under this Facility Lease by the Owner Lessor or, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee and, at such time thereafter as no Significant Lease Default or Lease Event of Default shall be continuing, such amount shall be paid promptly to the Facility Lessee.


SECTION 12.  INSPECTION

     During the Facility Lease Term, each of the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustee and their respective representatives shall have the right, during normal business hours, upon reasonable notice to the Facility Lessee and at their own expense (except when a Significant Lease Default or a Lease Event of Default has occurred and is continuing) and risk, to inspect the Facility and the records relating to the operation and maintenance thereof in the Facility Lessee's custody or, so long as the Facility Lessee has the opportunity to be present, to which the Facility Lessee has access; provided, however, that any such inspection shall be conducted in accordance with the Operative Documents and so as not to unreasonably disturb or interfere with the operation or maintenance of the Facility or the conduct by the Facility Lessee of its business and shall be in accordance with the Facility Lessee's safety and insurance programs; provided, further, however, that, except during the continuance of a Significant Lease Default or a Lease Event of Default, no more than one inspection in any twelve
(12) month period shall be conducted by each of (x) the Owner Lessor and the Owner Participant and (y), if applicable, the Pass Through Trustees and the Lease Indenture Trustee; provided, further, however, that any such Person (or group of Persons) may make more than one inspection during the last eighteen
(18) months of the Facility Lease Term unless the Facility Lessee has exercised one of its options under Section 15 hereof to renew this Facility Lease beyond
                         ----------
such eighteen (18) month period. In no event shall the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the Lease Indenture Trustee or the Pass Through Trustees have any duty or

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
obligation to make any such inspection and such Persons shall not incur any liability or obligation by reason of not making any such inspection.


SECTION 13.  TERMINATION OPTION FOR BURDENSOME EVENTS

     Section 13.1. Election to Terminate. The Facility Lessee, by giving written notice (the "Burdensome Termination Notice") to the Owner Lessor no
                     -----------------------------
later than twelve (12) months after the date the Facility Lessee receives notice or first has Actual Knowledge of either of the events specified below, shall have the right, at its option, to terminate this Facility Lease in accordance with Section 13.3 on the Termination Date specified in the Burdensome
     ------------
Termination Notice (which shall be a date occurring not less than 30 days nor more than 60 days after the date of the Burdensome Termination Notice) or such later Termination Date (which shall be a date occurring not more than 12 months after the date of the Burdensome Termination Notice) as may be necessary for the Facility Lessee to obtain such consents and approvals required for the Facility Lessee to comply with its obligations under this Section 13 if:
                                                 ----------

          (a) as a result of a change in Requirements of Law, it shall have become illegal for the Facility Lessee to continue this Facility Lease or for the Facility Lessee to make payments under this Facility Lease or any other Operative Document, and the transactions contemplated by the Operative Documents cannot be restructured to comply with such change in Requirements of Law in a manner reasonably acceptable to the Facility Lessee, the Owner Participant, the Owner Lessor, and, so long as the Lessor Notes are outstanding, the Lease Indenture Trustee and the Pass Through Trustees; or

          (b) one or more events not caused by the Facility Lessee or any Affiliate thereof, wholly or partially for purposes of exercising the termination option set forth in this Section 13.1, shall have occurred which
                                     ------------
will, or can reasonably be expected to, give rise to an obligation by the Facility Lessee to make a payment or to incur an indemnity obligation in respect of the Tax Indemnity Agreement or Section 10.1 or 10.2 of the Participation
                                  --------------------
Agreement; provided, however, that (i) such payment or indemnity obligation (and the underlying cost or tax) can be avoided in whole or substantially in part if this Facility Lease is terminated or the Owner Lessor sells the Owner Lessor's Interest and (ii) the amount of such avoided payments would exceed (on a present value basis, discounted at the Discount Rate, compounded on an annual basis to the date of the termination) 2.5% of the Purchase Price (unless the Owner Participant has waived its right to payments in excess of 2.5% of the Purchase Price or arranged for its own account for the payment thereof).

     Notwithstanding the foregoing, if the Owner Participant or any Affiliate thereof owns the membership interest in any Other Owner Lessor, the Facility Lessee may deliver to the Owner Lessor a Burdensome Termination Notice and exercise the Burdensome Buyout Option (as

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
defined below) only if (i) it has also delivered such a notice to such Other Owner Lessor under Section 13.1 of the Affiliate OP Facility Lease and (ii) it
                   ------------
is concurrently exercising its Burdensome Buyout Option under Section 13 of the
                                                              ----------
Affiliate OP Facility Lease; provided, however, that the requirements in clauses
(i) and (ii) of this paragraph shall not apply in the event the Facility Lessee does not have the right to deliver such notice or exercise such Burdensome Buyout Option, as applicable, under Section 13 of the Affiliate OP Facility
                                    ----------
Lease.

     If the Facility Lessee does not give the Burdensome Termination Notice within twelve (12) months of the date the Facility Lessee receives notice or has Actual Knowledge of an event or condition described above, the Facility Lessee shall lose its right to terminate this Facility Lease pursuant to this Section
                                                                       -------
13.1 as a result of such event or condition.
----

     Section 13.2.   Solicitation of Qualifying Bids; Payments Upon Termination.
(a)  Upon receipt of a Burdensome Termination Notice pursuant to Section 13.1,
                                                                -------------
the Owner Lessor shall have the right, but shall be under no obligation to, sell the Undivided Interest and, at the request of the Owner Lessor, the Facility Lessee will, as nonexclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain cash bids from unaffiliated third parties for the sale of the Undivided Interest. In connection with the delivery of a Burdensome Termination Notice, the Facility Lessee may, but shall be under no obligation to, make an offer to purchase the Undivided Interest and shall have a right of first refusal with respect to any offer received from an unaffiliated third party (which may be exercised any time prior to the Termination Date), in connection with such sale. Only bona fide bids, whether from the Facility Lessee or a third party, to purchase the Undivided Interest for cash on the Termination Date on an "as is, where is" basis without any representation, other than by the Owner Lessor that the Owner Lessor's Undivided Interest is free of Owner Lessor Liens and a warranty of the Owner Participant as to the absence of Owner Participant Liens, shall be qualifying cash bids ("Qualifying Cash Bids") and
                                                   --------------------
all the proceeds of any such Qualifying Cash Bid shall be for the account of the Owner Lessor. If a Qualifying Cash Bid is received and the Owner Lessor accepts such bid in writing, the Facility Lessee shall pay the Owner Lessor on the Termination Date (i) the Termination Value determined as of such Termination Date, less the cash actually received by the Owner Lessor in connection with such Qualifying Cash Bid (or, if the amount of such cash actually received by the Owner Lessor from such Qualifying Cash Bid is equal to or greater than such Termination Value, zero) plus (ii) all amounts due and payable under Section
                         ----                                        -------
13.3.  If a Qualifying Cash Bid is rejected in writing by the Owner Lessor and
----
the Owner Lessor has not elected to retain the Owner Lessor's Interest, the Facility Lessee shall pay the Owner Lessor on the Termination Date (x) the Termination Value determined as of such Termination Date, less the amount of such rejected Qualifying Cash Bid (or, if the amount of such rejected Qualifying Cash Bid is equal to or greater than such Termination Value, zero) plus (y) all
                                                                   ----
amounts due and payable under Section 13.3.  If no Qualifying Cash Bid is
                              ------------
offered and the Owner Lessor has not elected to retain the Owner Lessor's Interest, the Facility Lessee shall pay the Owner Lessor on the Termination Date
(A) the Termination Value determined as of such Termination Date plus (B) all
                                                                 ----
amounts due and

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
payable under Section 13.3. If the Owner Lessor elects in writing to retain the
              ------------
Owner Lessor's Interest, the Facility Lessee shall pay the Owner Lessor on the Termination Date all amounts due and payable under Section 13.3 (but shall have
                                                   ------------
no obligation to pay Termination Value).


          (b) If, within 10 days of the Termination Date set forth in the Burdensome Termination Notice delivered pursuant to Section 13.1(a), (i) the
                                                    ---------------
Facility Lessee shall not have paid Termination Value in accordance with clause
(A) of Section 13.1 above, (ii) the Owner Lessor shall not have received a
       ------------
Qualifying Cash Bid from the Facility Lessee, and (iii) the Owner Lessor shall not have elected to retain the Owner Lessor's Interest, this Facility Lease shall continue, the Facility Lessee shall lose its right to terminate this Facility Lease for the Burdensome Buyout Event referred to in such Burdensome Termination Notice, and any and all rights that the Owner Lessor had immediately prior to the receipt of such Burdensome Termination Notice shall remain in full force and effect.

          (c) Any transfer in connection with this Section 13 shall be subject
                                                   ----------
to the Ownership and Operation Agreement.

     Section 13.3. Procedure for Exercise of Termination Option. (a) If the Facility Lessee shall have exercised its option under Section 13.1 (a
                                                      ------------
"Burdensome Buyout Option"), the Facility Lessee shall, prior to and as a
 ------------------------
condition to the closing of the sale, pay (in addition to the applicable amount set forth in Section 13.2(a), if any, without duplication of any other amounts
             ---------------
paid hereunder): (i) all reasonable documented out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustee; (ii) any other payment under this Facility Lease (other than Periodic Lease Rent or Renewal Rent payable on or after the Termination Date) due and unpaid on the Termination Date and any amounts due and unpaid, or accrued and unpaid, on the Termination Date under any other Operative Document. Concurrently with the payment of all sums specified in Section 13.2 and this Section 13.3(a), (A) Allocated Rent and
             ------------          ---------------
Periodic Lease Rent or Renewal Rent, as the case may be, for the Undivided Interest shall cease to accrue, (B) this Facility Lease, the Facility Site Lease and the Facility Site Sublease shall terminate and the Facility Lessee shall cease to have any liability to the Owner Lessor with respect to the Undivided Interest, except for obligations surviving pursuant to the express terms of any Operative Document, (C) unless the Facility Lessee assumes the Lessor Notes or makes a Special Lessee Transfer pursuant to Section 13.4, the Owner Lessor will
                                            ------------
pay all amounts of principal and interest and any other amounts owing under the Lessor Notes (excluding any Make Whole Premium, if any, due and payable) to the Lease Indenture Trustee pursuant to Section 2.11 of the Lease Indenture, (D) in
                                    ------------
connection with any sale of the Owner Lessor's Interest pursuant to Section
                                                                    -------
13.2, the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared by and at the expense of the Facility Lessee) all of its right, title and interest in and to the Owner Lessor's Interest to the Facility Lessee or its designee on an "as

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
is", "where is" basis, without warranty other than a warranty as to the absence of Owner Lessor Liens and a warranty of the Owner Participant as to the absence of Owner Participant Liens, and (E) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing all to be prepared, filed and recorded (as appropriate) at the sole cost and expense of the Facility Lessee. It shall be a condition precedent to the termination of this Facility Lease pursuant to this Section
                                                                     -------
13.3, that the Owner Lessor and the Facility Lessee shall each pay all amounts
----
that each is obligated to pay under this Section 13.3.
                                         ------------

          (b) If the Facility Lessee fails to consummate the termination option under this Section 13 after giving notice of its intention to do so (other than
           ----------
in consequence of failure of the Owner Lessor or the Owner Participant to fulfill their respective obligations under this Section 13), (A) this Facility
                                                ----------
Lease shall continue, (B) such failure to consummate shall not constitute a default under this Facility Lease, and (C) the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this Section 13 as a result
                                                        ----------
of such event or condition during the remainder of the Facility Lease Term but the Facility Lessee shall in any event (without relieving the Owner Lessor of any liability hereunder) pay the amounts set forth in clause (i) of the first sentence of Section 13.3(a).
            ---------------

     Section 13.4.   Assumption of the Lessor Notes; Special Lessee Transfers.

          (a) Notwithstanding the foregoing provisions of Section 13.3 to the
                                                          ------------
contrary, at the option of the Facility Lessee, if (i) the Facility Lessee shall have executed and delivered an assumption agreement to assume the Lessor Notes on a fully recourse basis, as permitted by and in accordance with Section 2.12
                                                                  ------------
of the Lease Indenture, (ii) all other conditions contained in such Section 2.12
                                                                    ------------
of the Lease Indenture shall have been satisfied, (iii) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing and shall not be cured by such assumption and (iv) the Facility Lessee shall purchase the Undivided Interest pursuant to Section 13.1 or 13.2, as the case
                                            --------------------
may be, then, the obligation of the Facility Lessee to pay Termination Value shall be reduced by the outstanding principal amount of the Lessor Notes so assumed by the Facility Lessee and the Owner Lessor shall have no further obligation to prepay the outstanding principal and accrued interest on the Lessor Notes to the extent of the Lessor Notes so assumed by the Facility Lessee; provided, however, for so long as the Lessor Notes are outstanding, if the Facility Lessee shall have chosen to assume the Lessor Notes pursuant to this Section 13.4(a), the Facility Lessee shall acquire the Undivided Interest
     ---------------
from the Owner Lessor subject to the Lien of the Lease Indenture.

          (b) If the Facility Lessee assumes the Lessor Notes under this Section
                                                                         -------
13, the Facility Lessee shall, on the Termination Date, also pay (without
--
duplication of any other amount paid hereunder) the Owner Lessor the following:
(i) all reasonable out-of-pocket costs and expenses of the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Lease Indenture Trustee and the Pass Through Trustee; (ii) any other payment under this Facility Lease (other than Periodic Lease Rent or Renewal Rent payable on or after the Termination Date) due and unpaid on the Termination Date and any amounts due and unpaid, or accrued and unpaid, on the Termination Date under any other Operative Document.

          (c) Notwithstanding the foregoing provisions of Section 13.3 to the
                                                          ------------
contrary, in the case of a Burdensome Buyout Event, the Facility Lessee (or its designee) so long as the Facility Lessee shall remain liable under this Facility Lease to pay Periodic Lease Rent and all other payments hereunder in full, and in all respects in accordance with Section XV of the Participation Agreement,
                                   ----------
may purchase the Lessor Membership Interest or all of the outstanding membership interests in the Owner Participant, in lieu of purchasing the Undivided Interest pursuant to Sections 13.1 and 13.2 hereof, and keep this Facility Lease (and
            ----------------------
Lessor Notes) in place in consideration of the amounts set forth in Section XV
                                                                    ----------
of the Participation Agreement, so long as (i) the Lease Indenture Trustee shall have received an opinion from counsel selected by the Facility Lessee and reasonably acceptable to the Lease Indenture Trustee to the effect that such purchase would not result in more than an immaterial risk of the merger of the interests of the Owner Lessor and the Facility Lessee in this Facility Lease and
(ii) unless the Facility Lessee has elected to provide to the Lease Indenture Trustee an indemnity against the risk that such purchase will cause a Tax Event to occur, the Lease Indenture Trustee shall have received an opinion of counsel to the Facility Lessee (with customary qualifications and limitations and otherwise reasonably satisfactory to the Lease Indenture Trustee), addressed to the Lease Indenture Trustee and the holders of the Lessor Notes, to the effect that such purchase shall not cause a Tax Event to occur as to any direct or indirect holder of any Lessor Note (including any Certificateholder).


SECTION 14.  TERMINATION FOR OBSOLESCENCE; PARTIAL RELEASE OF INTEREST

     Section 14.1. Termination. Upon at least six months' prior written notice to the Owner Lessor, (which notice shall be accompanied by a certification by the board of directors of the Facility Lessee's Manager as to one or more of the matters described in clauses (a) and (b) below), the Facility Lessee shall have the option, so long as no Lease Event of Default shall have occurred and be continuing on the date of such notice or on the proposed Obsolescence Termination Date (as defined below), to terminate this Facility Lease on any Termination Date occurring on or after the seventh anniversary of the Closing Date (the date of termination selected by the Facility Lessee being the "Obsolescence Termination Date") which proposed Obsolescence Termination
     -----------------------------
Date shall be set forth in the aforementioned notice, on the terms and conditions set forth in this Section 14, if (a) the Facility is economically or
                             ----------
technologically obsolete; or (b) the Facility is otherwise surplus to the Facility Lessee's needs or is no longer useful in its trade or business, as determined by the board of directors of the Facility Lessee's

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Manager in good faith, including, without limitation, as a result of any change in the markets for the wholesale purchase and/or sale of energy or any material abrogation of power purchase agreements or any other reason.

          Notwithstanding the foregoing, the Facility Lessee may elect to terminate this Facility Lease pursuant to this Section 14.1 and exercise its
                                               ------------
other rights under this Section 14 only if (i) concurrently with such election,
                        ----------
it also elects to terminate all Other Facility Leases pursuant to Section 14.1
                                                                  ------------
thereof and (ii) concurrently with its termination hereunder, it terminates all Other Facility Leases in accordance with Section 14 thereof.
                                         ----------

     Section 14.2. Solicitation of Offers. If the Facility Lessee shall give the Owner Lessor notice pursuant to Section 14.1 and the Owner Lessor shall not
                                    ------------
have elected to retain the Undivided Interest pursuant to Section 14.3 below,
                                                          ------------
the Facility Lessee shall (i) as non-exclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain bids from unaffiliated third parties with the Facility Lessee and sell the Owner Lessor's Interest on the Obsolescence Termination Date and (ii) covenant that it will not sell the Owner Lessor's Interest to itself, an Affiliate or to any third party with whom the Facility Lessee or its Affiliate has an arrangement to use or operate the Facility to generate power for the Facility Lessee's or any such Affiliate's benefit after the termination of this Facility Lease. All of the proceeds of any sale, in accordance with clause (i) of this Section 14.2, will be for the
                                                ------------
account of the Owner Lessor; provided that, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the proceeds of such sale shall be paid directly to the Lease Indenture Trustee. At least 120 days prior to the Obsolescence Termination Date, the Facility Lessee shall certify to the Owner Lessor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee each bid or offer, the amount and terms thereof and the name and address of the party (which shall not be the Facility Lessee, any of its Affiliates or any third party with whom it or any such Affiliate has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease) submitting such bid or offer. The Owner Lessor shall also have the right, but not the obligation, to obtain bids for the sale of the Owner Lessor's Interest either directly or through agents other than the Facility Lessee.

     Section 14.3.   Right of Owner Lessor to Retain the Undivided Interest.
The Owner Lessor may irrevocably elect to retain, rather than sell, the Undivided Interest by giving notice to the Facility Lessee at least 90 days prior to the Obsolescence Termination Date. If the Owner Lessor elects to retain the Undivided Interest pursuant to this Section 14.3, on the Obsolescence
                                               ------------
Termination Date the Facility Lessee shall pay to the Owner Lessor the amounts described in clauses (i) through (iv) of Section 14.4 below. Concurrently with
                                         ------------
the payment of all sums required to be paid pursuant to this Section 14.3 or
                                                             ------------
Section 14.4 below, (i) Allocated Rent and Periodic Lease Rent or Renewal Rent,
------------
as the case may be, for the Undivided Interest shall cease to accrue, (ii) this Facility Lease and the Facility Site Sublease shall terminate and the Facility

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Lessee shall cease to have any liability hereunder or any other Operative Document with respect to the Undivided Interest, except for obligations surviving pursuant to the express terms of the Operative Documents, (iii) the Owner Lessor shall pay all outstanding principal and accrued interest on the Lessor Notes and, to the extent actually received from the Facility Lessee as Supplemental Rent, all other amounts due under the Lease Indenture including the reimbursement of any fees or expenses of the Lease Indenture Trustee, (iv) the Facility Lessee shall return the Undivided Interest to the Owner Lessor in accordance with Section 5.1 hereof and (v) the Owner Lessor shall execute and
                -----------
deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing. It shall be a condition precedent to the termination of this Facility Lease pursuant to this Section 14.3, that the Owner
                                                    ------------
Lessor and the Facility Lessee shall each pay all amounts that each is obligated to pay under this Section 14.3.
                  ------------

     Section 14.4. Procedure for Exercise of Termination Option. If the Owner Lessor has not elected to retain the Undivided Interest in accordance with
Section 14.3 hereof, on the Obsolescence Termination Date, the Owner Lessor
------------
shall sell the Owner Lessor's Undivided Interest under this Section 14.4 and its
                                                            ------------
interest in the Ground Interest under Section 6 of the Facility Site Lease and
                                      ---------
Section 6 of the Facility Site Sublease to the bidder or bidders pursuant to
---------
Section 14.2 hereof (which shall not be the Facility Lessee, any Affiliate
------------
thereof or any third party with whom the Facility Lessee or any such Affiliate has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease), that shall have submitted the highest cash bid or bids with respect to the Owner Lessor's Interest. The Facility Lessee shall certify to the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee that such bidder is not the Facility Lessee, any Affiliate thereof or any third party with whom the Facility Lessee or any such Affiliate has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee or such Affiliate after the termination of this Facility Lease. On the Obsolescence Termination Date, the Facility Lessee shall pay to the Owner Lessor the excess, if any, of Termination Value determined as of such Obsolescence Termination Date over the net proceeds from the sale of the Undivided Interest paid to or retained by the Owner Lessor plus
                                                                           ----
(without duplication) (i) any premium due with respect to the Lessor Notes redeemed in connection therewith plus (ii) all reasonable out-of-pocket costs
                                 ----
and expenses incurred by the Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, Lease Indenture Trustee and Pass Through Trustees in connection therewith (excluding the reasonable fees and costs of any broker unless engaged by the Facility Lessee on the Owners Lessor's behalf) plus (iii) any other payment of the Facility Lessee (other than
                 ----
Periodic Lease Rent or Renewal Rent payable on or after the Obsolescence Termination Date) under this Facility Lease due and unpaid on the Obsolescence Termination Date and any amount due and unpaid, or accrued and unpaid, on the Obsolescence Termination Date under any Operative Document. Unless the Owner Lessor, with the consent of the Facility Lessee, shall have entered into a legally binding contract to sell the

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Owner Lessor's Interest, the Facility Lessee may, at its election, revoke its notice of termination by giving notice to the Owner Lessor at least 30 days prior to the proposed Obsolescence Termination Date, in which event this Facility Lease shall continue with respect to the Undivided Interest and the Facility Lessee shall have the right to later reissue a notice to terminate pursuant to Section 14.1; provided that the Facility Lessee may give notice that
            ------------
it is exercising its Termination Option for obsolescence no more than once in any five (5) year period. The Owner Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Facility Lessee to obtain bids or otherwise take any action in arranging any such sale of the Owner Lessor's Interest other than, if the Owner Lessor has not elected to retain the Owner Lessor's Interest, to transfer the Owner Lessor's Interest in accordance with this Section 14.4. It shall be a condition of the Owner Lessor's obligation to
     ------------
consummate a sale of the Owner Lessor's Interest that the Facility Lessee shall pay all amounts it is obligated to pay under this Section 14.4. If no sale shall
                                                  ------------
occur on the Obsolescence Termination Date, the notice of termination shall be deemed revoked and this Facility Lease shall continue with respect to the Undivided Interest in full force and effect in accordance with its terms (without prejudice to the Facility Lessee's right to exercise its rights under this Section 14); provided, however, that the Facility Lessee shall in any event
     ----------
pay, without duplication of any amounts payable hereunder, the amounts set forth in clause (ii) of this Section 14.4.
                       ------------

     Section 14.5.   Partial Release of Interest.

          (a) The Facility Lessee shall be entitled to obtain a release of a portion of the Facility Site (the "Released Interest") in the event that the
                                   -----------------
Facility Lessee shall have delivered to the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee (i) certificates of the Engineering Consultant and the Environmental Consultant certifying that the Released Interest is not necessary for the operation of the Facility in accordance with Prudent Industry Practice (ii) a letter of the Appraiser certifying that (A) the release of the Released Interest (taking into account any Released Interest Related Rights) will not diminish the current value, residual value, utility or remaining useful life of the Facility by more than a de minimis amount (as measured immediately prior to such release assuming the Facility shall be in the condition required by the terms of this Facility Lease), and (B) the release of the Released Interest will not cause the Facility to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647 and (iii) an Officer's Certificate of the Facility Lessee certifying that no Significant Lease Default or Lease Event of Default has occurred and is continuing or would be created by such release.

          (b) Subject to Section 14.5(a), with respect to any Released Interest,
                         ---------------
the Owner Lessor shall execute and deliver and take such other action as the Facility Lessee may reasonably request to grant to the Facility Lessee or its designee, easements, appurtenances, covenants, and other similar rights and interests as the Facility Lessee may reasonably request in

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
connection with any ownership, maintenance, subdivision or operation of any Released Interest or improvements or operations located on or in respect of such Released Interest (the "Released Interest Related Rights"); provided that no
                        --------------------------------
such Released Interest Related Rights shall materially and adversely affect the Owner Participant, the Equity Investor, the OP Guarantor, the Owner Lessor or the Lease Indenture Trustee or any of their Affiliates.

          (c) In connection with the release of any Released Interest, the Owner Lessor and the Owner Participant shall execute and deliver, at the sole cost and expense of the Facility Lessee, such releases, discharges, conveyances and other documents as may be reasonably requested by the Facility Lessee to effect such release and to convey and transfer title to such Released Interest to the Facility Lessee.

SECTION 15.  LEASE RENEWAL

     Section 15.1.   Wintergreen Renewal Lease Terms

          (a) Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the Basic Lease Term, so long as no Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this Section 15.1(a) and no Lease Event of Default shall have
                 ---------------
occurred and be continuing on the date the lease renewal proposed pursuant to this Section 15.1(a) is to commence, the Facility Lessee may deliver to the
     ---------------
Owner Lessor a notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing a FMV Renewal Lease Term under Section
                                                                      -------
15.2) of the Facility Lessee's interest in renewing this Facility Lease at the
----
end of the Basic Lease Term for a term (the "First Wintergreen Renewal Lease
                                             -------------------------------
Term") selected by the Facility Lessee, which term shall satisfy the following
----
criteria: (i) the aggregate of the proposed First Wintergreen Renewal Lease Term and the Basic Lease Term is expected to be not more than 75% of the estimated remaining useful life of the Facility, measured from the Closing Date and determined not more than 36 months prior to the end of the Basic Lease Term and (ii) on the last date of such proposed First Wintergreen Renewal Lease Term, the estimated Fair Market Sales Value of the Facility is expected to be no less than 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing Date). Items (i) and (ii) of the immediately preceding sentence shall be determined by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. The Facility Lessee shall bear all expenses of such Independent Appraiser. The Facility Lessee may withdraw any notice given in accordance with this Section
                                                                      -------
15.1(a) by written notice of such withdrawal to the Owner Lessor, on or prior
-------
to the date which is 18 months before the commencement of the proposed First Wintergreen Renewal Lease Term.

          (b) Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the First Wintergreen Renewal Lease Term, so long as no Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Section 15.1(b) and no Lease Event of Default shall have occurred and be
--------------
continuing on the date the lease renewal proposed pursuant to this Section
                                                                   -------
15.1(b) is to commence, the Facility Lessee may deliver to the Owner Lessor a
------
notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing a FMV Renewal Lease Term under Section 15.2) of the
                                                    ------------
Facility Lessee's interest in renewing this Facility Lease at the end of the First Wintergreen Renewal Lease Term for a term (the "Second Wintergreen Renewal
                                                      --------------------------
Lease Term") selected by the Facility Lessee, which term shall satisfy the
----------
following criteria: (i) the aggregate of the proposed Second Wintergreen Renewal Lease Term, the First Wintergreen Renewal Lease Term and the Basic Lease Term is expected to be no greater than 75% of the estimated remaining useful life of the Facility, measured from the Closing Date and determined not more than 36 months prior to the end of the First Wintergreen Renewal Lease Term and (ii) on the last date of such proposed Second Wintergreen Renewal Lease Term, the estimated Fair Market Sales Value of the Facility is expected to be no less than 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing Date). Items (i) and (ii) of the immediately preceding sentence shall be determined by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. The Facility Lessee shall pay all expenses and fees of such Independent Appraiser. The Facility Lessee may withdraw any notice given in accordance with this Section
                                                                      -------
15.1(b) by written notice of such withdrawal to the Owner Lessor on or prior to
------
18 months before commencement of the proposed Second Wintergreen Renewal Lease Term.

          Notwithstanding the foregoing, the Facility Lessee may elect to renew this Facility Lease pursuant to subsection (a) or (b) of this Section 15.1 and
                                                              ------------
exercise its other rights under such subsections only if (i) concurrently with such election, the Facility Lessee also elects to renew each Other Facility Lease pursuant to subsection (a) or (b), as applicable, of Section 15.1 thereof
                                                           ------------
and (ii) concurrently with the renewal of this Facility Lease, the Facility Lessee renews each Other Facility Lease in accordance with subsection (a) or
(b), as applicable, of Section 15.1 thereof.
                       ------------

     Section 15.2. Fair Market Value Renewal Lease Terms. Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the Basic Lease Term or any Renewal Lease Term, so long as no Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this Section 15.2 and no Lease Event of Default shall have occurred and be
        ------------
continuing on the date the lease renewal proposed pursuant to this Section 15.2
                                                                   ------------
is to commence, the Facility Lessee may deliver to the Owner Lessor a notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing the First Wintergreen Renewal Lease Term or the Second Wintergreen Renewal Lease Term, as applicable) of the Facility Lessee's interest in renewing this Facility Lease for a term (each such term, a "FMV Renewal Lease Term")
                                                   ----------------------
commencing upon expiration of the Basic Lease Term or the Renewal Lease Term otherwise expiring and extending for no less than two years and no more than five years; provided that, unless such FMV Renewal Lease Term extends to the end of

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
the useful life of the Facility, no such FMV Renewal Lease Term shall extend beyond the date that is three (3) years prior to the end of the useful life of the Facility (as set forth in the most recent of (a) the Closing Appraisal, (b) the appraisal obtained in connection with the First Wintergreen Renewal Option and (c) the appraisal obtained in connection with the Second Wintergreen Renewal Option.) The Facility Lessee may withdraw any notice given in accordance with this Section 15.2 by written notice of such withdrawal to the Owner Lessor on or
     ------------
prior to 18 months before commencement of the proposed Fair Market Value Renewal Lease Term.

          Notwithstanding the foregoing, the Facility Lessee may elect to renew this Facility Lease pursuant to this Section 15.2 and exercise its other rights
                                     ------------
under such Section only if (i) concurrently with such election, the Facility Lessee also elects to renew each Other Facility Lease pursuant to Section 15.1
                                                                  ------------
thereof and (ii) concurrently with the renewal of this Facility Lease, the Facility Lessee renews each Other Facility Lease in accordance with Section 15.1
                                                                    ------------
thereof.

     Section 15.3. Renewal Rent and Termination Value for Renewal Lease Term. During each Renewal Lease Term, Renewal Rent shall be paid on the Rent Payment Dates. The installment of Renewal Rent payable on each such Rent Payment Date during the First Wintergreen Renewal Lease Term shall be equal to the lesser of
(i) the Fair Market Rental Value of the Undivided Interest (as determined not more than 36 months prior to the end of the Basic Lease Term) and (ii) in the case of any period (or portion thereof) that is within the first five years following the end of the Basic Lease Term, 75% of the average Periodic Lease Rent payable with respect to the Basic Lease Term or, in the case of any period thereafter, 50% of the average Periodic Lease Rent payable with respect to the Basic Lease Term. The installment of Renewal Rent payable on each such Rent Payment Date during the Second Wintergreen Renewal Lease Term shall be equal to the lesser of (i) the Fair Market Rental Value of the Undivided Interest (determined not more than 36 months before the end of the First Wintergreen Renewal Term) and (ii) in the case of any period (or portion thereof) that is within the first five years following the end of the Basic Lease Term, 75% of the average Periodic Lease Rent payable with respect to the Basic Lease Term or, in the case of any period thereafter, 50% of the average Periodic Lease Rent payable with respect to the Basic Lease Term. The installment of Renewal Rent payable on each such Rent Payment Date during the FMV Renewal Lease Term shall be equal to (a) the Fair Market Rental Value (if there has been a First Wintergreen Renewal Lease Term) or (b) 105% of the Fair Market Rental Value (if there has not been a First Wintergreen Renewal Lease Term) of the Undivided Interest at the end of the applicable Lease Term (determined not more than 36 months prior to the commencement of such FMV Renewal Lease Term); provided, however, that the 105% amount set forth in the preceding clause (b) shall be payable only in respect of the first five years following the expiration of the Basic Lease Term and Renewal Rent payable thereafter during any FMV Renewal Lease Term shall be equal to 100% of the Fair Market Rental Value of the Undivided Interest at the time; provided, further, that if, in the case of clause (b) above, on or prior to the commencement of any FMV Renewal

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Lease Term, the Owner Lessor and the Facility Lessee agree or, in the absence of such agreement, if the Facility Lessee shall provide the Owner Participant with an opinion of counsel reasonably satisfactory to the Owner Participant or with a private letter ruling, in each case to the effect that the Renewal Rent for an FMV Renewal Lease Term may be set at 100% of the Fair Market Rental Value of the Undivided Interest without resulting in adverse Federal income tax consequences to the Owner Participant under Section 467 of the Code, the Renewal Rent for each FMV Renewal Lease Term will be equal to 100% of the Fair Market Rental Value of the Undivided Interest.

     Section 15.4. Determination of Fair Market Rental Value. The Fair Market Rental Value of the Undivided Interest as of the commencement of any Renewal Lease Term shall be determined by agreement of the Owner Lessor and the Facility Lessee within six months after receipt by the Owner Lessor of the notice from the Facility Lessee of its election to renew pursuant to Section 15.1 or 15.2
                                                         --------------------
(but not more than 36 months before the commencement of such Renewal Lease Term) or, if they shall fail to agree within such six month period, shall be determined by an appraisal conducted by an Independent Appraiser according to the Appraisal Procedure. The Facility Lessee shall be responsible for such Independent Appraiser's fees and expenses.

     Section 15.5. Termination Value During Renewal Lease Terms. The amounts which are payable during any Renewal Lease Term in respect of Termination Value shall be determined on the basis of the Fair Market Sales Value of the Undivided Interest as of the commencement of such Renewal Lease Term, amortized on a straight-line basis over such Renewal Lease Term to the projected Fair Market Sales Value of the Facility as of the expiration of such Renewal Lease Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Lease Term.

SECTION 16.  SIGNIFICANT LEASE DEFAULTS

     Each of the following events shall constitute a "Significant Lease Default"
                                                      -------------------------
hereunder:

          (a) the Facility Lessee shall fail to make any payment of Periodic Lease Rent, Renewal Rent or Termination Value, when due;

          (b) the Facility Lessee shall fail to make any other payment required to be made under any Operative Document (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto) when due, in excess of $500,000 except to the extent such amounts are in dispute and have not been established to be due and payable;

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

          (c) any event or circumstance shall occur which is (with the giving of notice or passage of time) a Lease Event of Default under any of clauses (c),
(d), (g), (h), (i) or (j) of Section 17; or
                             ----------

          (d) if the Owner Participant owns the membership interest in any other Owner Lessor, a Significant Lease Default or a Lease Event of Default under the Affiliate OP Facility Lease.

SECTION 17.  EVENTS OF DEFAULT

     Each of the following events shall constitute a "Lease Event of Default"
                                                      ----------------------
hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

          (a) the Facility Lessee shall fail to make any payment of Periodic Lease Rent, Renewal Rent or Termination Value, when due, and such failure shall continue unremedied for five (5) Business Days; or

          (b) the Facility Lessee shall fail to make any other payment required to be made under any Operative Document (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto) when due, and such failure shall have continued unremedied for 30 days after receipt by the Facility Lessee of written notice of such failure from the Owner Participant, the Owner Lessor or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee or from any Pass Through Trustee; or

          (c) the Facility Lessee shall fail to maintain insurance in the amounts and on the terms set forth in the Operative Documents, including Section
                                                                         -------
11 hereof; or
--

          (d) the Facility Lessee shall fail to perform or observe in all material respects (i) any of the covenants set forth in Sections 5.13, 6.1,
                                                         -------------------
6.2, 6.7 or 6.8 of the Participation Agreement, or (ii) if such failure is in
---------------
respect of any borrowed money, the covenant set forth in Section 6.3 of the
                                                         -----------
Participation Agreement; or

          (e) the Facility Lessee shall fail to perform or observe any other covenant set forth in the Participation Agreement, this Facility Lease, any Pass Through Trust Agreement or in any other Operative Document (other than any of the covenants referred to in clauses (a), (b), (c) and (d) of this Section 17),
                                                                   ----------
in any material respect and such failure shall continue unremedied for 30 days after receipt by the Facility Lessee of written notice thereof from the Owner Participant, Owner Lessor, or, so long as the Lessor Notes are outstanding and the Lien of the

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Lease Indenture has not been discharged, the Lease Indenture Trustee or any Pass Through Trustee; provided, however, that if such failure cannot be remedied within such 30-day period, then the period within which to remedy such failure shall be extended up to an additional 180 days, so long as the Facility Lessee diligently pursues such remedy and such failure is reasonably capable of being remedied within such additional 180-day period; provided, further, that in the case of the Facility Lessee's obligation set forth in clause (b) of Section 7.1,
                                                                    -----------
to the extent and for so long as a test, challenge, appeal or proceeding to review with respect to such non-compliance shall be prosecuted in good faith by the Facility Lessee, the failure by the Facility Lessee to comply with the requirements thereof shall not constitute a Lease Event of Default if such test, challenge, appeal or proceeding shall not involve any (i) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on, the Facility, the Undivided Interest or the Facility Site or the impairment of the use, operation or maintenance of the Facility or the Facility Site in any material respect, (ii) risk of criminal liability being incurred by the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates, or (iii) material risk of any material adverse effect on the interests of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor, or (so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged) the Lease Indenture Trustee or the Pass Through Trustee or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law); and provided, further, also in the case of the Facility Lessee's obligation set forth in clause (b) of Section 7.1, if such noncompliance is not of a type that
                       -----------
can be immediately remedied, the failure to comply shall not be a Lease Event of Default if the Facility Lessee is taking all reasonable action to remedy such noncompliance and if, and only if, such noncompliance shall not involve any danger described in clause (i), (ii) or (iii) of the preceding proviso; and provided, further, such noncompliance, or such test, challenge, appeal or proceeding to review with respect to such noncompliance shall not extend beyond the date that is 36 months prior to the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or already irrevocably elected by the Facility Lessee; or

          (f) any representation or warranty of the Facility Lessee set forth in the Operative Documents (other than a tax representation set forth in the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect when made and continues to be material and the circumstances upon which such breach of representation or warranty is based continue to be material and unremedied for a period of 30 days after receipt by the Facility Lessee of written notice thereof from the Owner Participant, Owner Lessor, or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee or any Pass Through Trustee; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended by up to an additional 120 days, so long as the Facility Lessee

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
diligently pursues such remedy, such condition is reasonably capable of being remedied within such additional 120-day period; or

          (g) the Facility Lessee or any Designated Subsidiary shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or
(iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or

          (h) an involuntary case or other proceeding shall be commenced against the Facility Lessee or any Designated Subsidiary, seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Facility Lessee or any such Designated Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

          (i) default under any bond, debenture, note or other evidence of Indebtedness (but excluding obligations arising under the Operative Documents and Non-Recourse Indebtedness) for money borrowed by the Facility Lessee under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Facility Lessee, whether such Indebtedness now exists or shall hereafter be created, which Indebtedness is in an aggregate principal amount exceeding $50,000,000 (as such amount is escalated annually based on the Consumer Price Index) and which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

          (j) failure by the Facility Lessee to comply with the restrictions on transfer imposed on it by Section 23.4 hereof; or
                          ------------

          (k) SEI shall fail to make any payment under the Capital Contribution Agreement, SE Potomac River shall fail to make any payment under the Potomac River Note, or SE Peaker shall fail to make any payment under the Peaker Note, when due, and such failure shall continue unremedied for ten (10) Business Days after receipt by SEI, SE Potomac River, or

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

SE Peaker, as the case may be, of written notice of such failure from the Owner Participant, the Owner Lessor or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee or from any Pass Through Trustee; or

          (l) SEI shall fail to perform or observe any other material covenant set forth in the Capital Contribution Agreement and such failure shall continue unremedied for 30 days after receipt by SEI of written notice thereof from the Owner Participant, the Owner Lessor or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee or from any Pass Through Trustee; provided, however, that if such failure cannot be remedied within such 30-day period, then the period within which to remedy such failure shall be extended up to an additional 180 days, so long as SEI diligently pursues such remedy and such failure is capable of being remedied within such additional 180-day period; or

          (m) any representation or warranty of SEI set forth in the Capital Contribution Agreement shall prove to have been incorrect in any material respect when made and continues to be material and the circumstances upon which such breach of representation or warranty is based continue to be material and unremedied for a period of 30 days after receipt by SEI of written notice thereof from the Owner Participant, the Owner Lessor, or, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee or any Pass Through Trustee; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended by up to an additional 120 days, so long as SEI diligently pursues such remedy, such condition is reasonably capable of being remedied within such additional 120-day period; or

          (n) any material Operative Document to the which the Facility Lessee or any of its Affiliates is a party is declared unenforceable against the Facility Lessee or any of its Affiliates, is terminated by the Facility Lessee or any of its Affiliates, or ceases to be in full force and effect in respect of the Facility Lessee or any of its Affiliates (in each case, other than in accordance with their terms); or

          (o) the occurrence of a Change of Control; or

          (p) any Lien on a material portion of the Indenture Estate created in favor of the Lease Indenture Trustee shall cease to be enforceable or shall cease to be of the same effect and priority purported to be created thereby.


SECTION 18.  REMEDIES

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     Section 18.1. Remedies for Lease Event of Default. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Lessor may, at its option, declare this Facility Lease to be in default by written notice to the Facility Lessee (provided, that this Facility Lease shall automatically be in default without the need for giving any notice upon the occurrence of a Lease Event of Default in clause (g) or (h) of Section 17); and at any time thereafter, so long as the Facility
          ----------
Lessee shall not have remedied all outstanding Lease Events of Default, the Owner Lessor may, at the Facility Lessee's sole cost and expense, do one or more of the following as the Owner Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory Requirements of Law then in effect:

          (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee of the applicable covenants and terms of this Facility Lease or to recover damages for breach thereof;

          (b) by notice in writing to the Facility Lessee, terminate this Facility Lease whereupon all right of the Facility Lessee to the possession and use of the Undivided Interest under this Facility Lease shall absolutely cease and terminate but the Facility Lessee shall remain liable as hereinafter provided; and thereupon, the Owner Lessor may demand that the Facility Lessee, and the Facility Lessee shall, upon written demand of the Owner Lessor and at the Facility Lessee's sole cost and expense, forthwith return possession of the Undivided Interest to the Owner Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 5, except
                                                          ---------
those provisions relating to periods of notice; and the Owner Lessor may thenceforth hold, possess and enjoy the same free from any right of the Facility Lessee, or its successor or assigns, to use the Undivided Interest for any purpose whatever;

          (c) sell the Owner Lessor's Interest at public or private sale, as the Owner Lessor may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Owner Lessor elects to exercise its rights under said paragraph and by Requirements of Law), in which event (i) Allocated Rent shall cease to accrue and (ii) the Facility Lessee's obligation to pay Periodic Lease Rent or Renewal Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Periodic Lease Rent or Renewal Rent is to be included in computations under paragraph (f) below if the Owner Lessor elects to exercise its rights under said paragraph);

          (d) hold, keep idle or lease to others the Owner Lessor's Interest as the Owner Lessor in its sole discretion may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
such action or inaction or for any proceeds with respect thereto, except that the Facility Lessee's obligation to pay Periodic Lease Rent or Renewal Rent with respect to the Undivided Interest due for any periods subsequent to the date upon which the Facility Lessee shall have been deprived of possession and use of the Undivided Interest pursuant to this Section 18 shall be reduced by the net
                                        ----------
proceeds, if any, received by the Owner Lessor from leasing the Undivided Interest to any Person other than the Facility Lessee;

          (e) whether or not the Owner Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Undivided Interest, the Owner Lessor, by written notice to the Facility Lessee specifying a Termination Date that shall be not earlier than 10 days after the date of such notice, may demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, on the Termination Date specified in such notice any due and unpaid, or accrued and unpaid, Periodic Lease Rent or Renewal Rent due before the Termination Date, any Supplemental Lease Rent due and payable as of the payment date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Lease Rent or Renewal Rent due after the Termination Date specified in such notice), (i) an amount equal to the excess, if any, of the Termination Value computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Owner Lessor's Interest as of the Termination Date specified in such notice; or (ii) an amount equal to the excess, if any, of Termination Value computed as of the Termination Date specified in such notice over the Fair Market Rental Value of the Owner Lessor's Interest until the end of the Basic Lease Term or the then current Renewal Lease Term, after discounting such Fair Market Rental Value semi-annually to present value as of the Termination Date specified in such notice at a rate equal to the Discount Rate; or (iii) an amount equal to the Termination Value computed as of the Termination Date specified in such notice provided that upon payment of such Termination Value by the Facility Lessee pursuant to this clause (iii) and all other Rent then due and unpaid, or accrued and unpaid by the Facility Lessee, the Owner Lessor shall proceed to exercise its commercially reasonable efforts promptly to sell the Undivided Interest at public or private sale and shall pay over to the Facility Lessee upon consummation of any such sale the net proceeds of such sale (after deducting from such proceeds all costs and expenses incurred by the Owner Lessor in connection therewith and all other amounts that may become payable to the Owner Lessor, the Lease Indenture Trustee or any other Lease Financing Party) and the Facility Lessee waives all claims against the Owner Lessor and the Owner Participant in connection with the sale of the Undivided Interest or the use of commercially reasonable efforts pursuant to this proviso; provided further that in lieu of paying an amount equal to the Termination Value pursuant to clause (iii) above, the Facility Lessee may make a rejectable offer in writing to the Owner Lessor (within 5 days following the Facility Lessee's receipt of notice by the Owner Lessor specifying a Termination
Date) (an "Offer") to purchase the Undivided Interest at a purchase price equal
           -----
to or greater than Termination Value (the "Offer Price").   If the Owner Lessor
                                           -----------
rejects such Offer in writing, the Facility Lessee shall remain liable to pay Termination Value pursuant to clause (iii) above provided that (1) the

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

Facility Lessee shall have no obligation to pay the costs and expenses incurred by the Owner Lessor solely in connection with any sale of the Undivided Interest and (2) the Owner Lessor shall proceed to exercise its best efforts promptly to sell the Undivided Interest at public or private sale and shall pay over to the Facility Lessee upon consummation of any such sale the proceeds of such sale, but not to exceed the sum of Termination Value paid by the Facility Lessee plus interest at the Applicable Rate from the Termination Date until the date of payment of such proceeds to the Facility Lessee. If the Facility Lessee has made an Offer and the Owner Lessor accepts such Offer or fails to respond to such Offer within two (2) Business Days prior to the date on which the Facility Lessee would have been required to pay Termination Value pursuant to clause
(iii) above, the Facility Lessee shall pay to the Owner Lessor the Offer Price on or before the Termination Date and upon such payment of the Offer Price and all other Rent then due and unpaid, or accrued and unpaid, by the Facility Lessee, the Facility Lessee shall no longer remain liable to pay Termination Value or other amounts pursuant to clause (iii) above and the Owner Lessor shall forthwith transfer to the Facility Lessee (or its designee) in accordance with this Section 18.1(e) hereof and Section 6 of the Facility Site Lease on an "as
     --------------             ---------
is," "where is" basis, without representation or warranty other than a warranty as to the absence of Owner Lessor Liens accompanied by a warranty of the Owner Participant as to the absence of the Owner Participant Liens, all of its interest in the Owner Lessor's Interest and execute, acknowledge and deliver, and record and file (as appropriate), appropriate releases, including a release from the Lien of the Lease Indenture, and all other documents or instructions necessary or desirable to effect the foregoing all in form and substance reasonably satisfactory to the Owner Lessor and at the cost and expense of the Facility Lessee, and upon payment of such amounts under either clauses (i) and
(ii) of this paragraph (e), (x) Allocated Rent shall cease to accrue and (y) this Facility Lease, and the Facility Lessee's obligation to pay Periodic Lease Rent or Renewal Lease Rent hereunder due for any periods subsequent to the date of such payment shall terminate; and

          (f) if the Owner Lessor shall have sold the Owner Lessor's Interest pursuant to paragraph (c) above, the Owner Lessor may, if it shall so elect, demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Periodic Lease Rent or Renewal Rent due for any periods subsequent to the date of such sale), an amount equal to (i) any unpaid Periodic Lease Rent or Renewal Rent due and unpaid before the date of such sale plus (ii) the amount, if any, by which the Termination Value computed as of the
----
Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the net proceeds of such sale, and, upon payment of such amount, this Facility Lease and the Facility Lessee's obligation to pay Periodic Lease Rent or Renewal Rent for any periods subsequent to the date of such payment shall terminate. In addition, the Facility Lessee shall be liable, except as otherwise provided above, for (i) any and all unpaid Periodic Lease Rent or Renewal Rent due hereunder before, or during the exercise of any of the foregoing remedies, and
(ii) on an After-Tax Basis, for legal fees and other costs and

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Owner Lessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Undivided Interest in accordance with Section
                                                                        -------
5 hereof, including, without limitation, any costs and expenses incurred by the
-
Owner Lessor, the Owner Participant, the Equity Investor, the OP Guarantor, the Lease Indenture Trustee and the Pass Through Trustees in connection with retaking constructive possession of, or in repairing, the Undivided Interest in order to cause it to be in compliance with all maintenance standards imposed by this Facility Lease.

     Section 18.2. Cumulative Remedies. The remedies in this Facility Lease provided in favor of the Owner Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in the Owner Lessor's favor existing at law or in equity; and the exercise or beginning of exercise by the Owner Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Owner Lessor of any or all of such other remedies. To the extent permitted by Requirements of Law, the Facility Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Lessor to sell, lease or otherwise use the Undivided Interest or any Component in mitigation of Owner Lessor's damages as set forth in this Section 18 or which may otherwise limit or modify any of
                     ----------
Owner Lessor's rights and remedies in this Section 18.
                                           ----------

     Section 18.3. No Delay or Omission to be Construed as Waiver. No delay or omission to exercise any right, power or remedy accruing to the Owner Lessor upon any breach or default by the Facility Lessee under this Facility Lease shall impair any such right, power or remedy of the Owner Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

SECTION 19.  SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS

     Any moneys received by the Owner Lessor or the Lease Indenture Trustee pursuant to Section 10.3, 10.5 or 11.7 shall, until paid to the Facility Lessee
            --------------------------
as provided in accordance with such Sections, be held by the Owner Lessor or the Lease Indenture Trustee, as the case may be, as security for the Facility Lessee's obligations under this Facility Lease and be invested in Permitted Investments by the Owner Lessor or the Lease Indenture Trustee, as the case may be, at the sole risk of the Facility Lessee, from time to time as directed in writing by the Facility Lessee if such investments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Permitted Investment (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Investment) shall be applied or remitted to the Facility Lessee in the same manner as the principal invested.

SECTION 20.  RIGHT TO SUBLEASE

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     Section 20.1. Sublease. The Facility Lessee shall have the right to sublease the Undivided Interest without the consent of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Pass Through Trustee if:

          (a) the sublessee is a United States Person within the meaning of
Section 7701(a)(30) of the Code that (i) is a solvent corporation, partnership, business trust, limited liability company or other person or entity not then subject to bankruptcy proceedings; and (ii) is not involved in material pending or unresolved litigation with the Owner Participant or any of its Affiliates; and (iii) is, or its operating, maintenance and use obligations under the sublease are guaranteed by, or such obligations are contracted to be performed by, an experienced operator of United States based, coal-fired electric generating facilities similar to the Facility;

          (b) the Owner Lessor, the Owner Participant, and so long as the Lessor Notes are outstanding, the Lease Indenture Trustee and the Pass Through Trustees shall have received an opinion of counsel, which opinion of counsel shall be reasonably acceptable to the recipients thereof, to the effect that all material regulatory approvals required to enter into the sublease have been obtained;

          (c) the sublease does not extend beyond the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or irrevocably elected by the Facility Lessee (and may be terminated upon early termination of this Facility Lease) and is expressly subject and subordinate to this Facility Lease;

          (d) all terms and conditions of this Facility Lease and the other Operative Documents remain in effect and the Facility Lessee remains fully and primarily liable for its obligations under this Facility Lease and the other Operative Documents;

          (e) no Significant Lease Default or Lease Event of Default shall have occurred and be continuing or be created as a result of such sublease;

          (f) the sublease prohibits further assignment or subletting;

          (g) the sublease requires the sublessee to operate and maintain the Undivided Interest (or to cause the Undivided Interest to be operated and maintained) in a manner consistent with this Facility Lease;

          (h) the Owner Participant shall have received (i) an opinion reasonably satisfactory to it from Owner Participant's Counsel to the effect that such sublease should not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant and (ii) an indemnity against such risk in form and substance reasonably satisfactory

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
to the Owner Participant (without regard to any Minimum Credit Rating or credit support requirement);

          (i) the sublessee shall pay on an After-Tax Basis all reasonable documented out-of-pocket expenses incurred by the Owner Participant, the Owner Lessor, the Lease Indenture Trustee or the Pass Through Trustees in connection with such sublease; and

          (j) the sublease does not cause the Facility to become "tax-exempt use property" within the meaning of Section 168(h) of the Code (unless the sublessee shall make a payment to the Owner Participant contemporaneously with the execution of the sublease that, in the reasonable judgment of the Owner Participant, compensates the Owner Participant for the adverse tax consequences resulting from the classification of the Facility as "tax-exempt use property").

          As a condition precedent to such sublease, the Facility Lessee shall provide the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture shall not have been terminated or discharged, the Lease Indenture Trustee with all documentation in respect of such sublease and an opinion of counsel to the effect that such sublease complies with the provisions of clause (j) of this Section 20 (such
                                                            ----------
documentation, counsel and opinion to be reasonably satisfactory to each such recipient).

SECTION 21.  OWNER LESSOR'S RIGHT TO PERFORM

     If the Facility Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Lessee and failure of the Facility Lessee to so perform or comply within 10 Business Days thereafter, the Owner Lessor or the Owner Participant may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Owner Lessor, the Owner Participant, the Equity Investor or the OP Guarantor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed to be Supplemental Lease Rent, payable by the Facility Lessee to the Owner Lessor on demand.

SECTION 22.  SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE
             LEASE INDENTURE TRUSTEE

     In order to secure the Lessor Notes, the Owner Lessor will assign and grant a Lien to the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under this Facility Lease, and the Undivided Interest (other than Excepted Payments and the rights to enforce and collect the same). The Facility Lessee hereby consents to such assignment

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Facility Lessee shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture has been fully discharged, the Lease Indenture Trustee shall have the right to exercise the rights of the Owner Lessor under this Facility Lease (other than Excepted Payments and the rights to enforce and collect the same) to the extent set forth in and subject in each case to the exceptions set forth in the Lease Indenture. TO THE EXTENT, IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE LEASE INDENTURE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

SECTION 23.  MISCELLANEOUS

     Section 23.1. Amendments and Waivers. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto and which complies with Section 6.1 of the Lease Indenture.
                                          -----------

     Section 23.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to such party and any copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

     If to the Owner Lessor:

          Dickerson OL1 LLC
          c/o Wilmington Trust Company

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

          Rodney Square North
          1100  North Market Street
          Wilmington, DE  19890-0001
          Facsimile No.:  (302) 651-8882
          Attention:  Corporate Trust Administration

     with a copy to the Owner Participant:

          SEMA OP3 LLC
          c/o Wilmington Trust Company
          Rodney Square North
          1100  North Market Street
          Wilmington, DE  19890-0001
          Facsimile No.:  (302) 651-8882
          Attention:  Corporate Trust Administration

     and to the Lease Indenture Trustee:

          State Street Bank and Trust Company of Connecticut, National
          Association
          225 Asylum Street, Goodwin Square
          Hartford, Connecticut  06103
          Attention: Corporate Trust Department

     with a copy to:

          State Street Bank and Trust Company
          2 Avenue de Lafayette
          Boston, Massachusetts  02111
          Telephone No.: (617) 662-1681
          Facsimile No.:  (617) 662-1465
          Attention: Corporate Trust Department

     If to the Facility Lessee:

          Southern Energy Mid-Atlantic, LLC
          1155 Perimeter Center West
          Atlanta, Georgia 30338-4780
          Telephone No.: (678) 579-5000
          Facsimile No.: (678) 579-7001
          Attention: President

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
     with copy to:

          Southern Energy, Inc.
          1155 Perimeter Center West
          Atlanta, Georgia 30338-4780
          Telephone No.: (678) 579-5000
          Facsimile No.: (678) 579-6904
          Attention: President, with a copy to General Counsel

     Section 23.3.   Survival.  Except for the provisions of Sections 3.3, 3.5,
                                                             ------------------
5, 9 and 18, which shall survive, the warranties and covenants made by each
-----------
party hereto shall not survive the expiration or termination of this Facility Lease in accordance with its terms.

     Section 23.4. Successors and Assigns. (a) This Facility Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

          (b) Except as expressly provided in Section 23.4(c), the Facility
                                              ---------------
Lessee may not assign this Facility Lease or any other Operative Document, or any interest therein, without the prior written consent of the Owner Lessor, the Owner Participant and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee.

          (c) The Facility Lessee may, upon satisfaction of the conditions set forth herein and in Section 23.4(d), without the consent of any Lease Financing
                    ---------------
Party, so long as none of the Owner Lessor, the Owner Participant, the Equity Investor, and the OP Guarantor becomes subject to regulation as a "public utility," a "public utility company," a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Federal Power Act or PUHCA as a result of such assignment, assign this Facility Lease and the corresponding Operative Documents to any person or entity. In the case of an assignment, upon the transferee's assumption of the Facility Lessee's obligations under this Facility Lease and the other Operative Documents in accordance with the terms of this Section 23.4(c) and
                                                         ---------------
Section 23.4(d), the Facility Lessee shall have no further liability or
---------------
obligation thereunder, except any liability and obligation relating to the period prior to such assignment.

          (d) Any assignment by the Facility Lessee pursuant to Section 23.4(c)
                                                                ---------------
shall be subject to satisfaction of the following additional conditions:

              (i) the transferee (or a party which guarantees such transferee's obligations under the Operative Documents assigned to such entity): (i) shall have a credit rating equal to, or greater than, BBB by S&P and Baa2 by Moody's, (ii) shall have

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
     significant experience owning or operating coal-fired electric generating facilities in the United States and (iii) shall have a Tangible Net Worth of at least $750 million after giving effect to the transfer contemplated by Section 23.4(c) and this Section 23.4(d).
        --------------           --------------

              (ii) the Owner Lessor and the Owner Participant (and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustee) shall have received an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to each recipient thereof, to the effect that all regulatory approvals required in connection with such transfer or necessary to assume the Facility Lessee's obligations under the Operative Documents shall have been obtained;

               (iii) such transfer shall be pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to the Owner Participant (and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustee);

               (iv) the Owner Lessor and the Owner Participant (and, so long as the Lessor Notes are outstanding and the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee and the Pass Through Trustee) shall have received an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to each recipient thereof, in respect of such assignment and assumption;

               (v) the Owner Participant shall have received (x) an opinion reasonably satisfactory to it from Owner Participant's Counsel to the effect that such transfer should not result in any incremental risk of material adverse federal income tax consequences to the Owner Participant and (ii) an indemnity against such risk in form and substance reasonably satisfactory to the Owner Participant (without regard to any Minimum Credit Rating or credit support requirement);

               (vi) no Lease Event of Default shall have occurred and be continuing, or shall be created by such transfer;

               (vii) such transfer by the Facility Lessee shall not result in a Regulatory Event of Loss;

               (viii) the transferee shall not be involved in material litigation with the Owner Participant or any of its Affiliates;

               (ix) the Facility Lessee shall pay on an After-Tax Basis all reasonable documented out-of-pocket expenses incurred by the Owner Lessor and the Owner

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

     Participant, the Lease Indenture Trustee and the Pass Through Trustees, in connection with such assignment;

               (x) concurrently with such transfer, the Facility Lessee assigns to the transferee each Other Facility Lease and, in each such case, the corresponding Operative Documents;

               (xi) each of the Rating Agencies shall have confirmed the then existing credit rating on the Certificates; and

               (xii) unless the Facility Lessee has elected to provide to the Lease Indenture Trustee an indemnity against the risk that such assignment will cause a Tax Event to occur to any direct or indirect holder of any Lessor Note (including any Certificateholder), the Lease Indenture Trustee shall have received an opinion of counsel to the Facility Lessee (with customary qualifications and limitations and otherwise reasonably satisfactory to the Lease Indenture Trustee), addressed to the Lease Indenture Trustee and the Noteholders, to the effect that such assignment shall not cause a Tax Event to occur to any direct or indirect holder of any Lessor Note (including any Certificateholder).

     Section 23.5. True Lease; Separate Legal Obligations. This Facility Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Facility Lessee any right, title or interest in or to the Undivided Interest except as lessee only. The parties hereto hereby agree that the Facility Lessee's obligation to make Excepted Payments is a separate and independent obligation from its obligation to make other Rent payments, and that the Facility Lessee's obligation to make Excepted Payments may be independently enforced and may be assigned, pledged or otherwise transferred separately from the Facility Lessee's obligations to make other Rent payments. The obligation to make Excepted Payments has been included herein for the convenience of the parties.

     Section 23.6. Governing Law. This Facility Lease was negotiated in the State of New York which the Facility Lessee and the Owner Lessor agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and, in accordance with (S) 5-1401 of the New York General Obligations Law, in all respects, including matters of construction, validity and performance, this Facility Lease shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any Requirement of Law of the United States of America, except provisions for the creation and enforcement of the leasehold
         ------
interest created hereby shall be governed by and construed according to the law of the state in which the Facility is located, it being understood that, to the fullest extent permitted by the law of the state in which the Facility is located, the law of the State of New York shall govern the validity and the enforceability of the representations,

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------
warranties, covenants and obligations of the Facility Lessee and the Owner Lessor under this Facility Lease and all other Operative Documents and all of the indebtedness arising hereunder or thereunder. To the fullest extent permitted by law, the Facility Lessee and the Owner Lessor hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Facility Lease, except as expressly otherwise provided above.

     Section 23.7. Severability. Any provision of this Facility Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 23.8. Counterparts. This Facility Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 22,
                                                                   ----------
when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 23.9. Headings and Table of Contents. The headings of the sections of this Facility Lease and the table of contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 23.10. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Facility Lease.

     Section 23.11. Effectiveness. This Facility Lease has been dated as of the date first above written for convenience only. This Facility Lease shall be effective on the date of execution and delivery by the Facility Lessee and the Owner Lessor.

     Section 23.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Facility Lease is executed and delivered by the Trust Company, not individually or personally but solely as manager of the Owner Lessor under the Lessor LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal a representation, undertaking and agreement by the Trust Company but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on the Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

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

Trust Company be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Facility Lease.

     Section 23.13. Measuring Life. If and to the extent that any of the rights and privileges granted under this Facility Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Facility Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Lease, whichever of (a) and (b) is shorter.

                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

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

     IN WITNESS WHEREOF, the Owner Lessor and the Facility Lessee have caused this Facility Lease to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

                              DICKERSON OL1 LLC

                              By:  WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as
                                   Owner Manager under the Lessor LLC
                                   Agreement


                              By: /s/ W. Chris Sponenberg
                                  ---------------------------------
                              Name: W. Chris Sponenberg
                              Title: Assistant Vice President

                              Date: December 19, 2000


                              SOUTHERN ENERGY MID-ATLANTIC, LLC



                              By: /s/ Jennifer A. Cohen
                                  ---------------------------------
                              Name: Jennifer A. Cohen
                              Title: Vice President

                              Date: December 19, 2000


                         DICKERSON FACILITY LEASE (L1)
                         -----------------------------

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